CREDIT AGREEMENT

                                      among

                      THE PROFIT RECOVERY GROUP USA, INC.,
                                  as Borrower,

                  THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.
                                   as Parent,

                       CERTAIN SUBSIDIARIES OF THE PARENT
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                          DATED AS OF DECEMBER 31, 2001

                         BANC OF AMERICA SECURITIES LLC,
                        As Lead Arranger and Book Manager

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS.........................................................1

         1.1      Definitions..................................................1
         1.2      Computation of Time Periods.................................28
         1.3      Accounting Terms............................................28
SECTION 2  CREDIT FACILITIES..................................................30
         2.1      Revolving Loans.............................................30
         2.2      Letter of Credit Subfacility................................32
         2.3      Foreign Currency Loan Subfacility...........................37
         2.4      Swingline Loan Subfacility..................................39
SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES.....................41
         3.1      Default Rate................................................41
         3.2      Extension and Conversion....................................41
         3.3      Prepayments.................................................42
         3.4      Termination and Reduction of Revolving Committed Amount.....43
         3.5      Fees........................................................44
         3.6      Capital Adequacy............................................45
         3.7      Limitation on Eurocurrency Loans............................45
         3.8      Illegality..................................................46
         3.9      Requirements of Law.........................................46
         3.10     Treatment of Affected Loans.................................47
         3.11     Taxes.......................................................48
         3.12     Compensation................................................50
         3.13     Pro Rata Treatment..........................................50
         3.14     Sharing of Payments.........................................52
         3.15     Payments, Computations, Etc.................................53
         3.16     Evidence of Debt............................................54
         3.17     Mitigation; Mandatory Assignment............................55
SECTION 4  GUARANTY...........................................................56
         4.1      The Guaranty................................................56
         4.2      Obligations Unconditional...................................56
         4.3      Reinstatement...............................................57
         4.4      Certain Additional Waivers..................................58
         4.5      Remedies....................................................58
         4.6      Rights of Contribution......................................58
         4.7      Guarantee of Payment; Continuing Guarantee..................59
SECTION 5  CONDITIONS.........................................................59
         5.1      Closing Conditions..........................................59
         5.2      Conditions to all Extensions of Credit......................62
SECTION 6  REPRESENTATIONS AND WARRANTIES.....................................63
         6.1      Financial Condition.........................................63
         6.2      No Material Change..........................................64
         6.3      Organization and Good Standing..............................64
         6.4      Power; Authorization; Enforceable Obligations...............64
         6.5      No Conflicts................................................64

         6.6      No Default..................................................65
         6.7      Ownership...................................................65
         6.8      Indebtedness................................................65
         6.9      Litigation..................................................65
         6.10     Taxes.......................................................65
         6.11     Compliance with Law.........................................66
         6.12     ERISA.......................................................66
         6.13     Subsidiaries................................................67
         6.14     Governmental Regulations, Etc...............................68
         6.15     Purpose of Loans and Letters of Credit......................69
         6.16     Environmental Matters.......................................69
         6.17     Intellectual Property.......................................70
         6.18     Solvency....................................................70
         6.19     Investments.................................................70
         6.20     Location of Collateral......................................70
         6.21     Disclosure..................................................71
         6.22     Brokers' Fees...............................................71
         6.23     Labor Matters...............................................71
SECTION 7  AFFIRMATIVE COVENANTS..............................................71
         7.1      Information Covenants.......................................71
         7.2      Preservation of Existence and Franchises....................75
         7.3      Books and Records...........................................75
         7.4      Compliance with Law.........................................75
         7.5      Payment of Taxes and Other Indebtedness.....................75
         7.6      Insurance...................................................75
         7.7      Maintenance of Property.....................................76
         7.8      Performance of Obligations..................................76
         7.9      Use of Proceeds.............................................77
         7.10     Audits/Inspections..........................................77
         7.11     Financial Covenants.........................................77
         7.12     Additional Credit Parties...................................78
         7.13     Environmental Laws..........................................79
         7.14     Collateral..................................................80
SECTION 8  NEGATIVE COVENANTS.................................................80
         8.1      Indebtedness................................................80
         8.2      Liens.......................................................81
         8.3      Nature of Business..........................................81
         8.4      Consolidation, Merger, Dissolution, etc.....................82
         8.5      Asset Dispositions..........................................82
         8.6      Investments.................................................83
         8.7      Restricted Payments.........................................83
         8.8      Transactions with Affiliates................................83
         8.10     Fiscal Year; Organizational Documents.......................83
         8.11     Limitation on Restricted Actions............................84
         8.12     Ownership of Subsidiaries...................................84
         8.13     Sale Leasebacks.............................................84

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

         8.14     Capital Expenditures........................................85
         8.15     No Further Negative Pledges.................................85
         8.16     Limitation on Foreign EBITDA................................85
         8.17     Subordinated Debt...........................................85
SECTION 9  EVENTS OF DEFAULT..................................................85
         9.1      Events of Default...........................................85
         9.2      Acceleration; Remedies......................................88
SECTION 10  AGENCY PROVISIONS.................................................89
         10.1     Appointment and Authorization of Administrative Agent.......89
         10.2     Delegation of Duties........................................89
         10.3     Liability of Administrative Agent...........................90
         10.4     Reliance by Administrative Agent............................90
         10.5     Notice of Default...........................................91
         10.6     Credit Decision; Disclosure of Information by
                       Administrative Agent.................................. 91
         10.7     Indemnification of Administrative Agent.....................92
         10.8     Administrative Agent in its Individual Capacity.............92
         10.9     Successor Administrative Agent..............................92
         10.10    Other Agents; Lead Managers.................................93
SECTION 11  MISCELLANEOUS.....................................................93
         11.1     Notices.....................................................93
         11.2     Right of Set-Off; Adjustments...............................94
         11.3     Successors and Assigns......................................95
         11.4     No Waiver; Remedies Cumulative..............................97
         11.5     Expenses; Indemnification...................................97
         11.6     Amendments, Waivers and Consents............................98
         11.7     Counterparts...............................................100
         11.8     Headings...................................................100
         11.9     Survival...................................................100
         11.10    Governing Law; Submission to Jurisdiction; Venue...........100
         11.11    Severability...............................................101
         11.12    Entirety...................................................101
         11.13    Binding Effect; Termination................................101
         11.14    Confidentiality............................................102
         11.15    Use of Sources.............................................102
         11.16    Conflict...................................................103

                                    SCHEDULES

Schedule 1.1(a)      Existing Letters of Credit
Schedule 1.1(b)      Investments
Schedule 1.1(c)      Liens
Schedule 2.1(a)      Lenders
Schedule 6.13        Subsidiaries
Schedule 6.17        Intellectual Property
Schedule 6.20(a)     Real Property Locations
Schedule 6.20(b)     Personal Property Locations
Schedule 6.20(c)     Chief Executive Office/State of Incorporation
Schedule 7.6         Insurance
Schedule 8.1         Indebtedness

                              EXHIBITS

Exhibit 2.1(b)(i)    Form of Notice of Borrowing for Revolving Loans
Exhibit 2.1(e)       Form of Revolving Note
Exhibit 2.3(b)(i)    Form of Notice of Borrowing for Foreign Currency Loans
Exhibit 2.4(b)       Form of Swingline Loan Request
Exhibit 2.4(d)       Form of Swingline Note
Exhibit 3.2          Form of Notice of Extension/Conversion
Exhibit 7.1(c)       Form of Officer's Compliance Certificate
Exhibit 7.1(d)       From of Borrowing Base Certificate
Exhibit 7.12         Form of Joinder Agreement
Exhibit 11.3(b)      Form of Assignment and Acceptance

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of December 31, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), is by and among THE PROFIT RECOVERY GROUP USA, INC., a Georgia corporation (the
"Borrower"), THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation (the "Parent"), each of the Domestic Subsidiaries of the Parent (such Domestic Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and BANK OF AMERICA, N. A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $75,000,000 credit facility for the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

     1.1  Definitions.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Acquisition", by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

          "Adjusted   Base  Rate"  means  the  Base  Rate  plus  the  Applicable
     Percentage.

          "Adjusted Eurocurrency Rate" means the Eurocurrency Rate plus the Applicable Percentage.

          "Administrative Agent" shall have the meaning assigned to such term in the heading hereof or any successor administrative agent appointed pursuant to Section 10.9.

          "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(d).

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent-Related Persons" means the Administrative Agent (including any successor Administrative Agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Applicable Lending Office" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurocurrency Loans are made and maintained.

          "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b) and the applicable rate of the Letter of Credit Fee for any day, the appropriate applicable percentage corresponding to the Senior Leverage Ratio in effect as of the most recent Calculation Date:

         ============== =================== ==================== ================= ================= ==================
                                                                                      Applicable
                              Senior            Applicable          Applicable      Percentage For      Applicable
            Pricing          Leverage         Percentage For      Percentage For      Letter of       Percentage For
             Level            Ratio         Eurocurrency Loans   Base Rate Loans     Credit Fees        Unused Fees
         -------------- ------------------- -------------------- ----------------- ----------------- ------------------
               I           < 1.0 to 1.0           2.50%                1.00%             2.50%             0.50%
         -------------- ------------------- -------------------- ----------------- ----------------- ------------------
              II         > 1.0 to 1.0 but
                         < 1.25 to 1.0            2.75%                1.25%             2.75%             0.50%
         -------------- ------------------- -------------------- ----------------- ----------------- ------------------
              III          > 1.25 to 1.0          3.00%                1.50%             3.00%             0.50%
         ============== =================== ==================== ================= ================= ==================

          The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance withthe provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II (as shown above) and shall remain at Pricing Level II until the first Calculation Date subsequent to December 31, 2001 and thereafter, the Applicable Percentages shall be determined by the then current Senior Leverage Ratio; and provided, further, that if the Borrower fails to provide the officer's certificate to the Administrative Agent in accordance with Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level III until such time as an appropriate officer's certificate is provided, whereupon the Applicable Percentage shall be determined by the then Senior Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date except as set forth in the prior sentence. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

          "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

          "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event), other than transfers of assets permitted by Section 8.5.

          "Available Foreign Currency" means (i) British Pounds Sterling, Canadian Dollars, Japanese Yen and the Euro and (ii) any other freely available currency which is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by the Borrower and approved by each Lender.

          "Available Revolving Committed Amount" means Twenty Five Million Dollars ($25,000,000). Notwithstanding any provision herein to the contrary, upon the consummation of the Howard Schultz Acquisition in accordance with the terms hereof, the Available Revolving Committed Amount shall no longer be in effect and all references to the Available Revolving Committed Amount contained herein shall be deleted in their entirety.

          "Bank of America" means Bank of America, N.A. and its successors.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or orderingthe winding up or liquidation of its affairs; or (ii) there shall be commenced against such

     Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

          "Borrowing  Base" means,  as of any day, an amount equal to the sum of
     (a) eighty-five percent (85%) of Eligible Domestic Receivables plus (b) fifty percent (50%) of Eligible Foreign Receivables; provided, however, if the result of the above-referenced calculation is less than $50 million, the Borrowing Base shall mean, as of any day, an amount equal to the lesser of (a) $50 million and (b) one hundred percent (100%) of Receivables, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders in accordance with the terms of Section 7.1(d). Following the consummation of the Howard Schultz Acquisition in accordance with the terms hereof, the Borrowing Base shall include the Eligible Receivables or the Receivables, as applicable, of Howard Schultz and its Subsidiaries in the manner described in the preceding sentence; provided, however, the amount of credit to be given such Eligible Receivables or Receivables shall be subject to modification based upon the results of the field examination to be provided by the Credit Parties pursuant to Section 7.15. Until such time as the Credit Parties have delivered the Borrowing Base Certificate for the fiscal quarter ended December 31, 2001, the Borrowing Base shall be equal to $50,000,000.

          "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 7.1(d).

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Atlanta, Georgia are authorized or required by law to close, except that, (i) when used in connection with a Eurocurrency Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and (ii) when used in connection with a Foreign Currency Loan, such day shall also be a day on which dealings between banks are carried on in deposits in Available Foreign Currencies in London interbank market.

          "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

          "Change of Control" means the occurrence of any of the following events: (i) except for any member of the Management Shareholder Group, any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Parent, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office, or (iii) the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

          "Closing Date" means the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

          "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

          "Commitment" means the Revolving Commitment, the Swingline Commitment, the Foreign Currency Commitment and the LOC Commitment.

          "Communications Division" means that certain division of the Borrower which provides telecommunications auditing, custom application development, and advisory services including telecom bill auditing and optimization, call accounting and reporting, contract negotiation and projects requiring secure internet-based transaction processing.

          "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense plus (iii) for the period from January 1, 2002 until December 31, 2002, all cash charges up to $10 million in the aggregate directly related to the Howard Schultz Acquisition made during such period, in each case of the Parent and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP

          "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A)
     Consolidated Interest Expense and (B) total federal, state, local and foreign income, value added and similar taxes, plus (iii) for the period from January 1, 2002 until December 31, 2002, all cash charges up to $10 million in the aggregate directly related to the Howard Schultz Acquisition made during such period, in each case of the Parent and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated Net Income" means, for any period, net income (excluding any extraordinary items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP; provided that, for purposes of determining compliance with the Fixed Charge Coverage Ratio covenant in Section 7.11(i), the Leverage Ratio covenant in
     Section 7.11(ii), the Senior Leverage Ratio covenant in Section 7.11(iii) and the Net Worth covenant in Section 7.11(iv), there shall be excluded from Consolidated Net Income the effects of (a) any net book loss realized in such period from the sale of the Logistics Division or the Groupe Alma Business, (b) any "mark to market" net book losses or gains in such period required in accordance with GAAP to be recorded prior to the sale of the Logistics Division and any Discontinued Operation or non-cash charges or gains in such period related to the reclassification of any such Discontinued Operation as "continuing" or "operating", (c) the amount of accelerated amortization of goodwill required under FASB 142 for such period and (d) the amount of the write-off of all capitalized loan fees made during the period in which the Closing Date occurs.

          "Consolidated Parties" means a collective reference to the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

          "Consolidated Rental Expense" means, for any period, rental expense under Operating Leases of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

          "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

          "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender and the Swingline Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to the Loans.

          "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Consolidated Party other than Indebtedness permitted by
     Section 8.1.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

          "Determination Date" means, with respect to any Foreign Currency Loan:

               (a) in connection with any origination of such Loan, the Business Day which is the earliest of the date such Loan is made or the date the interest rate is set;

               (b) in connection with any extension or conversion of an existing Foreign Currency Loan, the Business Day that such Loan is extended or converted, or the date the rate is set, as applicable, in connection with any extension or conversion; or

               (c) the date of any reduction of the Revolving Committed Amount or the Foreign Currency Committed Amount pursuant to the terms of
          Section 3.4;

     In addition to the foregoing, such additional dates not more frequently than once a month as may be determined by the Administrative Agent.

          "Discontinued Operations" means a collective reference to (i) the Communications Division, (ii) the Meridian Business and (iii) the Ship & Debit Division, and "Discontinued Operation" means any one of them.

          "Dollar Amount" means (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Available Foreign Currency or an amount denominated in such Available Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in the Credit Agreement.

          "Dollar Equivalent" means, on any date, with respect to any amount denominated in an Available Foreign Currency, the amount of Dollars into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Foreign Currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic   Subsidiary"   means,  with  respect  to  any  Person,  any
     Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Eligible Assets" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Parent and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof.

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender having capital and surplus in excess of $250,000,000; and (iii) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that neither the Parent nor an Affiliate of the Parent shall qualify as an Eligible Assignee.

          "Eligible Domestic Receivables" means, as of any date of determination and without duplication, the aggregate book value of Eligible Receivables owned by or owing to the Parent or its Domestic Subsidiaries, but excluding in any event (i) any Receivable which is not subject to a perfected, first priority Lien in favor of the Administrative Agent to secure the Credit Party Obligations, (ii) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Administrative Agent, and (iii) Receivables owing by an account debtor located outside of the United States or Canada (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent).

          "Eligible Foreign Receivables" means, as of any date of determination and without duplication, the aggregate book value of Eligible Receivables owned by or owing to the Foreign Subsidiaries of the Parent, but excluding in any event Receivables owing by an account debtor located outside of the country of the applicable Foreign Subsidiary's organization.

          "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business of the Parent or any of its Subsidiaries (collectively, the "Receivables"), net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is subject to any Lien that is not a Permitted Lien, (ii) Receivables which are more than 60 days past due or 90 days past invoice date, (iii) 50% of the book value of any Receivable not otherwise excluded by clause (ii) above but owing from an account debtor which is the account debtor on any existing Receivable then excluded by such clause (ii), unless the exclusion by such clause (ii) is a result of a legitimate dispute by the account debtor and the applicable Receivable is no more than 90 days past due, (iv) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (v) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (vi) Receivables for which any direct or indirect Subsidiary or any Affiliate is the account debtor, (vii) Receivables representing a sale to the government of the United States or any agency or instrumentality thereof unless the Federal Assignment of Claims Act has been complied with to the satisfaction of the Administrative Agent with respect to the granting of a security interest in such Receivable, with or other similar applicable law and (viii) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

          "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Euro  VAT"  means  Euro  VAT   Securitization   Limited,   a  company
     incorporated in Jersey with Registered No. JE4 8PX.

          "Eurocurrency Loan" means any Loan that bears interest at a rate based upon the Eurocurrency Rate.

          "Eurocurrency Rate" means, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurocurrency Loan for such Interest Period by (b) 1 minus the Eurocurrency Reserve Requirement for such Eurocurrency Loan for such Interest Period.

          "Eurocurrency Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurocurrency Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans. The Adjusted Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirement.

          "Event of Default" shall have the meaning as defined in Section 9.1.

          "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, senior vice president, chief financial officer or treasurer of such Person.

          "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and the date of expiry on Schedule 1.1(a) attached hereto.

          "Factor" shall have the meaning assigned to such term in the definition of "Factoring Agreement".

          "Factoring Agreement" means that certain Receivables Financing Agreement between Meridian VAT Processing (International) Limited, ("Meridian International"), Meridian VAT Processing (N. America) Limited, ("Meridian N. America"), Meridian VAT Processing (Japan) Limited ("Meridian Japan") and Barclays Bank PLC (the "Factor") providing for the purchase by the Factor of the accounts receivables of Meridian International, Meridian
     N. America and Meridian Japan subject to the terms thereof.

          "Fee Letter" means that certain letter agreement, dated as of December 31, 2001, between the Administrative Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

          "Fees" means all fees payable pursuant to Section 3.5.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "First Tier Foreign Subsidiary" means each Foreign Subsidiary which is owned directly by a Credit Party.

          "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties for the twelve month period ending on such date, the ratio of (a) the sum of (i) Consolidated EBIT for the applicable period plus (ii) Consolidated Rental Expense for the applicable period plus (iii) any amortization of intangible assets (other than accelerated amortization of goodwill required under FASB 142) for the applicable period to (b) the sum of (i) Consolidated Interest Expense for the applicable period plus (ii) Consolidated Rental Expense for the applicable period plus (iii) any repurchases of shares by the Parent of its Capital Stock and any payment of cash dividends by the Parent to its shareholders during the applicable period.

          "Foreign Currency" means the Available Foreign Currency.

          "Foreign Currency Commitment" means, with respect to each Lender, the commitment of such Lender to make Foreign Currency Loans in an aggregate principal amount at any time outstanding of up to such Lender's Foreign Currency Commitment Percentage of the Foreign Currency Committed Amount.

          "Foreign Currency Commitment Percentage" means, for any Lender, the percentage identified as its Foreign Currency Commitment Percentage on
     Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Foreign Currency Committed Amount" means, collectively, the aggregate amount of all Foreign Currency Commitments as referenced in Section 2.3(a) and, individually, the amount of each Lender's Foreign Currency Commitment as specified on Schedule 2.1(a).

          "Foreign Currency Equivalent" means, on any date, with respect to an amount denominated in Dollars, the amount of any applicable Available Foreign Currency into which the Administrative Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction on or about 10:00 A.M. (Charlotte, North Carolina) on such date.

          "Foreign Currency Loans" shall have the meaning assigned to such term in Section 2.3(a).

          "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

          "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all obligations (other than Hedging Agreements) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date), (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with
     GAAP), (j) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (k) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person and (l) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. Notwithstanding the foregoing, the liabilities of Meridian International, Meridian N. America and Meridian Japan referenced in Section 8.1(i) shall not be considered Funded Indebtedness for purposes hereof.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Groupe Alma Business" means (i) the Capital Stock of PRG France S.A. and its Subsidiaries or (ii) all or substantially all of the assets of PRG France S.A. and its Subsidiaries. The Groupe Alma Business was sold by the Borrower on December 14, 2001.

          "Guarantors" means the Parent, each of the Domestic Subsidiaries of the Parent, each of the Domestic Subsidiaries of the Borrower, each Additional Credit Party which has executed a Joinder Agreement, and any other Person who becomes a Guarantor, together with their successors and permitted assigns, and "Guarantor " means any one of them.

          "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

          "Howard  Schultz  Acquisition"  means the Acquisition by the Parent of
     (a) substantially all of the assets of Howard Schultz Texas and (b) substantially all of the outstanding Capital Stock of Howard Schultz Asia, Howard Schultz Australia and Howard Schultz Canada (collectively, "Howard Schultz"), provided that (i) the asset agreement, the stock agreement and related documentation for such Acquisition shall be in form and substance satisfactory to the Administrative Agent (it being understood that the asset agreement and stock agreement attached as Annexes A and B, respectively, to the proxy statement filed by the Parent on December 19, 2001 are satisfactory) and the asset agreement, the stock agreement and such related documentation shall not be altered, amended or otherwise changed or supplemented or any condition therein waived in any such case in a manner adverse to the Lenders without the prior written consent of the Administrative Agent, (ii) no material adverse change has occurred in the condition (financial or otherwise), operations, business, assets, liabilities or prospects of Howard Schultz since December 31, 2000, (iii) all governmental, shareholder and third party consents and approvals necessary in connection with the Acquisition shall have been obtained, (iv) at least 5 days prior to the date of closing of such Acquisition, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate (based on estimated results for the fiscal quarter ended December 31, 2001) demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.11, (v) after giving effect to such Acquisition, there shall be at least $25,000,000 of availability existing under the Revolving Committed Amount, (vi) there shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of such Acquisition, (vii) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (viii) no information has come to the attention to the Credit Parties which would cause any information with respect to Howard Schultz previously delivered to the Administrative Agent to be untrue or misleading in any material respect, and (ix) immediately prior to and after giving effect to such Acquisition, no Default or Event of Default shall exist.

          "Howard Schultz Asia" means Howard Schultz & Associates (Asia) Limited, a Hong Kong corporation.

          "Howard   Schultz   Australia"   means  Howard  Schultz  &  Associates
     (Australia), Inc., a Texas corporation.

          "Howard Schultz Canada" means Howard Schultz & Associates (Canada), Inc., a Texas corporation.

          "Howard   Schultz   Texas"   means   Howard   Schultz   &   Associates
     International, Inc., a Texas corporation.

          "Indebtedness" means, with respect to any Person, without duplication,
     (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) commercial letters of credit and the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) the principal portion of all obligations of such Person under Synthetic Leases, (l) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, redemption or other acceleration by a fixed date, (m) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person and (o) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP).

          "Indenture" means that certain Indenture dated as of November 26, 2001 between the Parent and SunTrust Bank, as trustee, as amended or modified in accordance with the terms hereof.

          "Interbank Offered Rate" means, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) in each case determined by the Administrative Agent to be equal to:

          (a) the offered rate that appears on the Dow Jones Telerate Screen Page 3750 (or any successor page) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or the applicable Available Foreign Currency (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

          (b) if for any reason the foregoing rate in clause (i) is unavailable or undeterminable, the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or the applicable Available Foreign Currency (for delivery on the first day of the applicable Interest Period) for a term equivalent to the applicable Interest Period at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period; or

          (c) if for any reason the foregoing rates in clauses (i) and (ii) are unavailable or undeterminable, the rate of interest at which deposits in Dollars or the applicable Available Foreign Currency for delivery on the first day of the applicable Interest in same day funds in the approximate amount of the applicable Eurocurrency Loan for a term equivalent to the applicable Interest Period would be offered by the London branch of Bank of America to major banks in the offshore Dollar market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each calendar month, the date of repayment of principal of such Loan and the Maturity Date, and (b) as to Eurocurrency Loans, the last day of each applicable Interest Period, the date of repayment of principal of such Loan and the Maturity Date, and in addition where the applicable Interest Period for a Eurocurrency Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means, as to Eurocurrency Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

          "Investment" means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase or lease of equipment or other assets in the ordinary course of business or the leasing of real property in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

          "Issuing Lender" means Bank of America.

          "Issuing Lender Fees" shall have the meaning  assigned to such term in
     Section 3.5(b)(ii).

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

          "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means (a) any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (b) any Existing Letter of Credit.

          "Letter of Credit Fee" shall have the meaning assigned to such term in
     Section 3.5(b)(i).

          "Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurocurrency Rate) and/or any Swingline Loans and/or any Foreign Currency Loan (or any Foreign Currency Loan referred to as a Eurocurrency Loan), individually or collectively, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit, and to honor payment obligations under Letters of Credit hereunder in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount and with respect to each Lender, the commitment of each Lender to purchase participation interests in the Letters of Credit.

          "LOC Committed Amount" shall have the meaning assigned to such term in
     Section 2.2.

          "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
     (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

          "Logistics Division" means that certain division of the Borrower which provides audits of freight related disbursements to identify and recover overpayments including specialization in ocean freight, truck freight, rail freight and overnight freight. The Logistics Division was sold by the Borrower on October 30, 2001.

          "Management Shareholder Group" means (i) John M. Cook, John M. Toma, Stanley B. Cohen, Jonathon Golden and their respective family members and trusts and/or partnerships created for the benefit of such family members or for charitable purposes and (ii) following the consummation of the Howard Schultz Acquisition, Andy Schultz and Mr. Howard Schultz and their respective family members and trusts and/or partnerships created for the benefit of such family members or for charitable purposes.

          "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

          "Material Foreign Subsidiary" means any First Tier Foreign Subsidiary of a Credit Party in which the portion of Consolidated EBITDA for any period attributable to such Foreign Subsidiary exceeds 5% of Consolidated EBITDA for such period.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date" means December 31, 2004.

          "Meridian"   means  Meridian  VAT  Corporation   Limited,   a  company
     incorporated in Jersey with Registered No. 18278.

          "Meridian Business" means (i) the Capital Stock of Meridian and its Subsidiaries or (ii) all or substantially all of the assets of Meridian and its Subsidiaries.

          "Meridian International" shall have the meaning assigned to such term in the definition of "Factoring Agreement".

          "Meridian Japan" shall have the meaning assigned to such term in the definition of "Factoring Agreement".

          "Meridian N. America" shall have the meaning assigned to such term in the definition of "Factoring Agreement".

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

          "NatWest Credit Agreement" means that certain Credit Agreement dated May 29, 1998 among Euro Vat, as borrower, Meridian VAT Reclaim Operations Limited, as servicer, Thames Asset Global Securitization No. 1, Inc., as lender and Coutts (Jersey) Limited, as manager.

          "Net Cash Proceeds" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, sales commissions and compensation related expenses) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition, Equity Issuance or Debt Issuance.

          "Net Worth" means, as of any date, shareholders' equity or net worth of the Consolidated Parties on a consolidated basis as determined in accordance with GAAP.

          "Note"  or  "Notes"  means  the  Revolving   Notes,   individually  or
     collectively, as appropriate.

          "Notice  of  Borrowing"   means  a  written  notice  of  borrowing  in
     substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i) in the case of Revolving Loans or Exhibit 2.3(b)(i), as required by Section 2.3(b)(i) in the case of Foreign Currency Loans.

          "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by
     Section 3.2.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Other Taxes" shall have the meaning assigned to such term in Section 3.11.

          "Parent" means The Profit Recovery Group International, Inc., a Georgia corporation, together with any successors and permitted assigns.

          "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
     Section 2.2, in Swingline Loans as provided in Section 2.4 or in any Loans as provided in Section 3.14.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted  Acquisition" means (a) the Howard Schultz  Acquisition and
     (b) any other Acquisition by the Parent or any Subsidiary of the Parent for consideration no greater than the fair market value of the Capital Stock or Property acquired, provided that (i) the Capital Stock or Property acquired in such Acquisition constitute Eligible Assets, (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a pro forma basis, the Credit Parties shall be in compliance with all of the covenants set forth in Section 7.11, (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) the cost of such Acquisition (including cash and non-cash consideration and any assumption of liabilities) shall not exceed $5,000,000, (vii) after giving effect to such Acquisition, the aggregate consideration (including cash and non-cash consideration and any assumption of liabilities) for all such Acquisitions in any fiscal year of the Borrower shall not exceed $10,000,000, (viii) such Acquisition occurs subsequent to the Administrative Agent's receipt of the financial statements and officer's certificate required by Sections 7.1(a) and (c) for the fiscal year ending December 31, 2002 and (ix) such Acquisition has been approved in writing by the Required Lenders. Notwithstanding the foregoing, the parties hereto agree that the Parent or any Subsidiary of the Parent may consummate a Permitted Acquisition without obtaining the prior written approval of the Required Lenders if the Leverage Ratio has been less than 2.5 to 1.0 as of the two most recent fiscal quarters preceding such Permitted Acquisition (as demonstrated in the applicable officer's certificates provided by the Borrower pursuant to Section 7.11(c)).

          "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1(b), (v) Guaranty Obligations permitted by Section 8.1; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (vii) Investments by one Credit Party in another Credit Party (other than the Parent); (viii) Investments by the Borrower in the Parent in an amount necessary to allow the Parent to pay regularly scheduled interest payments on the Subordinated Debt; (ix) Investments in Foreign Subsidiaries of the Parent in an amount not to exceed $25,000,000 in the aggregate during the term of this Credit Agreement; (x) Permitted Acquisitions, (xi) compensation advances to commissioned auditors made in the ordinary course of business and (xii) other loans, advances and Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $2,500,000 in the aggregate at any time outstanding.

          "Permitted Liens" means:

          (i) Liens in favor of the Administrative Agent to secure the Credit Party Obligations;

          (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

          (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

          (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

          (x) Liens existing as of the Closing Date and set forth on Schedule 1.1(c); provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced.

          "Person"  means any  individual,  partnership,  joint  venture,  firm,
     corporation,   limited  liability  company,  association,  trust  or  other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreement" means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "PRG France" means PRG France, S.A., a company incorporated in France.

          "Prime Rate" means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with a Permitted Acquisition and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a pro forma basis, of the financial covenants set forth in Section 7.11.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Quoted Rate" means, with respect to a Swingline Loan, the rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan.

          "Receivables" shall have the meaning given such term in the definition of "Eligible Receivables".

          "Register" shall have the meaning given such term in Section 11.3(c).

          "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles) of any Materials of Environmental Concern.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate at least 66 2/3% of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or to any Credit Party (directly or indirectly through Subsidiaries), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

          "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

          "Revolving Commitment Percentage" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Revolving Committed Amount" means Seventy Five Million Dollars ($75,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 3.4.

          "Revolving  Loans"  shall have the  meaning  assigned  to such term in
     Section 2.1(a).

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Revolving Obligations" means, collectively, the Revolving Loans, the Foreign Currency Loans, the Swingline Loans and the LOC Obligations.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

          "Security Agreement" means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Senior Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the twelve-month period ending on the last day of any fiscal quarter, the ratio of (a) the sum of Funded Indebtedness of the Consolidated Parties on a consolidated basis minus the Subordinated Debt of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

          "Ship & Debit  Division"  means the discrete  unit within the Borrower
     responsible  for  providing   revenue   recovery   services  to  electronic
     manufacturers and similar businesses.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Subordinated Debt" means the Indebtedness evidenced by the Indenture in an aggregate principal amount not to exceed $125,000,000.

          "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

          "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

          "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

          "Swingline Lender" means Bank of America.

          "Swingline  Loan"  shall  have the  meaning  assigned  to such term in
     Section 2.4(a).

          "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $10,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

          "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

          "Taxes" shall have the meaning assigned to such term in Section 3.11.

          "Unused Fee" shall have the meaning assigned to such term in Section 3.5(a).

          "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

          "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

          "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

     1.2 Computation of Time Periods.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3 Accounting Terms.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

     Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in
Section 7.11 so long as the Borrower shall have provided the Administrative Agent with a Pro Forma Compliance Certificate with respect to the applicable Permitted Acquisition, income statement items (whether positive or negative) attributable to the Property acquired in any Permitted Acquisition and any Indebtedness incurred by any Consolidated Party in order to consummate such Permitted Acquisition shall be included to the extent relating to any period applicable in such calculations occurring after the date of such Permitted Acquisition (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such Permitted Acquisition (other than the Howard Schultz Acquisition), (i) such Permitted Acquisition and any Indebtedness incurred by Consolidated Party in order to consummate such Permitted Acquisition
(A) shall be deemed to have occurred on the first day of the four fiscal quarter period immediately preceding the date of such Permitted Acquisition and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination and (ii) with respect to the calculation of Consolidated EBITDA and Consolidated EBIT (A) such Consolidated EBITDA or Consolidated EBIT shall be increased by an amount approved by the Administrative Agent, in its reasonable discretion, as the Excess Compensation (as defined below) applicable to the period under consideration and (B) the Borrower agrees to provide the Administrative Agent with such supporting documentation for such Excess Compensation as shall be requested from time to time by the Administrative Agent. As used in this Section 1.3, the term "Excess Compensation" shall mean the amount by which compensation paid to owners, employees and/or independent contractors of a former privately held company prior to the acquisition of such company in connection with a Permitted Acquisition exceeds the compensation to be paid to such owners, employees and independent contractors after the closing of such Permitted
Acquisition). Furthermore, the parties hereto agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11 after any Asset Disposition (including without limitation the sale of Logistics or the Groupe Alma Business) or to determine pro forma compliance with respect to any such Asset Disposition, such calculations shall be conducted in a manner similar to any calculation related to a Permitted Acquisition in similar circumstances except that the applicable income statement items and Indebtedness attributable to the Person or Property related to the applicable Asset Disposition shall be excluded (rather than included) from such calculation.

                                    SECTION 2

                                CREDIT FACILITIES

          2.1 Revolving Loans.

               (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that (i) with regard to the Lenders collectively, the Dollar Amount (determined as of the most recent Determination Date) of Revolving Obligations outstanding shall not exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base; provided, further, (ii) with regard to each Lender individually, the Dollar Amount (determined as of the most recent Determination Date) of such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans plus Foreign Currency Loans plus LOC Obligations plus Swingline Loans outstanding shall not exceed such Lender's Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurocurrency Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than eight (8) Eurocurrency Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurocurrency Loans with different Interest Periods shall be considered as separate Eurocurrency Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurocurrency Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

               (b) Revolving Loan Borrowings.

                    (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurocurrency Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurocurrency Loans or a combination thereof, and if Eurocurrency Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurocurrency Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                    (ii) Minimum Amounts. Each Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less), and each Eurocurrency Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,500,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                    (iii) Advances. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

          (d) Interest. Subject to the provisions of Section 3.1,

               (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii) Eurocurrency Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurocurrency Loans, such Eurocurrency Loans shall bear interest at a per annum rate equal to the Adjusted Eurocurrency Rate.

     Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit 2.1(e).

          2.2 Letter of Credit Subfacility.

               (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of Letters of Credit in Dollars from time to time from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender in its reasonable discretion; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC Committed Amount"), (ii) with regard to the Lenders collectively, the Dollar Amount (determined as of the most recent Determination Date) of the Revolving Obligations shall not exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base and
          (iii) with  regard to each  Lender  individually,  the  Dollar  Amount
          (determined as of the most recent Determination Date) of the sum of the Revolving Loans plus LOC Obligations plus Foreign Currency Loans plus Swingline Loans outstanding shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit (1) shall comply with the related LOC Documents, (2) may be issued only for the purposes set forth in Section 6.15 hereof and (3) may be issued only in Dollars or any Available Foreign Currency. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

               (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

               (c) Participations.

                    (i) Each  Lender  acknowledges  and  confirms  that it has a
               Participation Interest in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Commitment Percentage of such Existing Letters of Credit. The Borrower's reimbursement obligations in respect of each Existing Letter of Credit, and each Lender's obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

                    (ii) Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such

     Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

          (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurocurrency Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
     Section  5.2 are then  satisfied,  (iii)  whether a Default  or an Event of
     Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective

     Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f) Designation of Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (h) Uniform Customs and Practices. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued,
     (i) the rules of the "International Standby Practices 1998" (the "ISP") published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the "UCP"), as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

          (i) Indemnification; Nature of Issuing Lender's Duties.

               (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender actually incurs or becomes subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

               (ii) As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Subject to the terms of Section (i)(v) below, no Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

               (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (k) Limitation on Obligation of the Issuing Lender. Notwithstanding anything contained herein to the contrary, the Issuing Lender shall not be under any obligation to issue, renew or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator with jurisdiction over the Issuing Lender shall by its terms purport to enjoin or restrain the Issuing Lender from issuing a Letter of Credit, or any applicable law, rule or regulation or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or any such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, costs or expense which was not applicable on the Closing Date and which the Issuing Lender should deem material to it in good faith, or (ii) the issuance, renewal or extension would violate or otherwise contravene its internal policy.

          (l) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

     2.3  Foreign Currency Loan Subfacility.

          (a) Foreign Currency Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make certain foreign currency revolving loans in Available Foreign Currencies ("Foreign Currency Loans") to the Borrower from time to time in the amount of such Lender's Foreign Currency Commitment Percentage of such Foreign Currency Loans; provided, however, that the Dollar Amount (as determined as of the most recent Determination Date) of the sum of Foreign Currency Loans outstanding at any time shall not exceed Twenty Five Million Dollars ($25,000,000) (the "Foreign Currency Committed Amount"; provided, further, (i) with regard to each Lender individually, (A) the Dollar

          Amount (determined as of the most recent Determination Date) of such Lender's Revolving Commitment Percentage of the sum of the Revolving Loans plus Foreign Currency Loans plus LOC Obligations plus Swingline Loans outstanding shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the Dollar Amount (determined as of the most recent Determination Date) of such Lender's portion (including participation interests therein) of the Foreign Currency Loans outstanding shall not exceed such Lender's Foreign Currency Commitment Percentage of the Foreign Currency Committed Amount and (ii) with regard to the Lenders collectively, the Dollar Amount (as determined as of the most recent
     Determination Date) of the Revolving Obligations shall not exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base. Foreign Currency Loans shall consist solely of Eurocurrency Loans and may be repaid and reborrowed in accordance with the provisions hereof. For purposes hereof, Eurocurrency Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurocurrency Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurocurrency Loan with a single Interest Period and in the same currency.

          (b) Foreign Currency Loan Borrowings.

               (i) Notice of Borrowing. The Borrower shall request a Foreign Currency Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Foreign Currency Loan is requested, (B) the requested Available Foreign Currency, (C) the date of the requested borrowing (which shall be a Business Day), (D) the aggregate principal amount to be borrowed and (E) the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii) Minimum Amounts. Each Foreign Currency Loan shall be in a minimum aggregate principal amount equal to the applicable Foreign Currency Equivalent of $2,500,000 and integral multiples of the applicable Foreign Currency Equivalent of $500,000 in excess thereof (or the remaining amount of the Foreign Currency Commitment, if less).

               (iii) Advances. Each Lender will make its Foreign Currency Commitment Percentage of each Foreign Currency Loan borrowing available to the Administrative Agent by 1:00 P.M., local time in the place where such deposit is required to be made by the succeeding terms hereof, on the date specified in the applicable Notice of Borrowing by deposit with the Administrative Agent, at the same place and same account specified in Section 3.15(a) for payments by the Borrower in the applicable Available Foreign Currency, of same day funds in the applicable Available Foreign Currency. Such deposit will be made to such accounts in the primary market for such Foreign Currencies as the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall promptly make such funds available to the Borrower by wire transfer to such accounts as the Borrower shall have specified to the Administrative Agent.

          (c) Repayment. The principal amount of all Foreign Currency Loans shall be due and payable in full in the applicable Available Foreign Currency on the Maturity Date, unless accelerated sooner pursuant to
     Section 9.2.

          (d)  Interest.  Subject  to the  provisions  of Section  3.1,  Foreign
     Currency Loans shall bear interest at a per annum rate equal to the Adjusted Eurocurrency Rate. Interest on Foreign Currency Loans shall be payable (in the applicable Available Foreign Currency) in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Foreign Currency Notes. The Foreign Currency Loans shall be evidenced by a Revolving Note duly executed by the Borrower in favor of each Lender.

     2.4 Swingline Loan Subfacility.

          (a) Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed Ten Million Dollars ($10,000,000) (the "Swingline Committed Amount"), and (ii) with regard to the Lenders collectively, the amount of outstanding Revolving Obligations outstanding (including the Dollar Amount (determined as of the most recent Determination Date) of the outstanding Foreign Currency Loans) shall not exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base. Swingline Loans hereunder shall be made in accordance with the provisions of this Section 2.4, and may be repaid and reborrowed in accordance with the provisions hereof.

          (b) Swingline Loan Advances.

               (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 12:30 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance substantially in the form of Exhibit 2.4(b) attached hereto. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North

          Carolina time) on the Business Day of the requested borrowing. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

               (ii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of
          Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c) below, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

          (c) Interest on Swingline Loans. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate unless the Borrower and the Swingline Lender cannot agree on the applicable Quoted Rate in which case such Swingline Loan shall bear interest at a per annum rate equal to the Adjusted Base Rate. Interest on Swingline Loans shall be payable in arrears on the dates agreed upon by the Borrower and the Swingline Lender (or at such other times as may be specified herein).

          (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in substantially the form of Exhibit 2.4(d)

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1 Default Rate.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

     3.2 Extension and Conversion.

     The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurocurrency Loans may be converted into Base Rate Loans or extended as Eurocurrency Loans for new Interest Periods only on the last day of the Interest Period applicable thereto, (ii) without the consent of the Required Lenders, Eurocurrency Loans may be extended, and Base Rate Loans may be converted into Eurocurrency Loans, only if the conditions precedent set forth in Section 5.2 are satisfied on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurocurrency Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans,
Section 2.1(b)(ii), or with respect to Foreign Currency Loans, Section 2.3(b)(ii), (iv) no more than eight (8) Eurocurrency Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurocurrency Loans with different Interest Periods shall be considered as separate Eurocurrency Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurocurrency Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurocurrency Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in specified in
Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurocurrency Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then (i) in the case of any Eurocurrency Loan which is not a Foreign Currency Loan, such Eurocurrency Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto and (ii) in the case of any Foreign Currency Loan, such Eurocurrency Loan shall be automatically continued as a Eurocurrency Loan in the same Available Foreign Currency for an Interest Period of one month. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3 Prepayments.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, that (i) Eurocurrency Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then upon notice by the Borrower to the Administrative Agent (which may be given by telephone) by no later than 11:00 a.m. (Charlotte, North Carolina time) at least three Business Days' prior to the day of the requested prepayment, (ii) Base Rate Loans may be prepaid by the Borrower giving notice to the Administrative Agent (which may be given by telephone) no later than 11:00 a.m. (Charlotte, North Carolina time) on the date of the requested prepayment and (iii) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000, in the case of Base Rate Loans, and $2,500,000 and integral multiples of $500,000, in the case of Eurocurrency Loans. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied to Revolving Loans, in each case first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty.

          (b) Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time (A) the Dollar Amount (as determined as of the most recent Determination Date) of the Revolving Obligations then outstanding shall exceed the lesser of (I) the Revolving Committed Amount, (II) the Available Revolving Committed Amount and (III) the Borrowing Base, (B) the aggregate amount of LOC Obligations outstanding shall exceed the LOC Committed Amount, (C) the Dollar Amount (determined as of the most recent Determination Date) of Foreign Currency Loans shall exceed the Foreign Currency Committed Amount, or (D) the amount of Swingline Loans outstanding shall exceed the Swingline Committed Amount, the Borrower shall immediately make payment on the Loans and/or to a cash collateral account in respect of the LOC Obligations, in an amount sufficient to eliminate such excess.

               (ii) Asset Disposition. The Borrower shall immediately prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of any Asset Disposition (other than any Asset Disposition permitted by Section 8.5) (to be applied as set forth in
          Section 3.3(c) below).

               (iii) Equity Issuance. Immediately upon receipt by a Credit Party or any of its Subsidiaries (other than the Parent) of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in Section 3.3(c) below).

               (iv) Debt Issuance. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in Section 3.3(c) below).

          (c) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 3.3(b) shall be applied as follows: (i) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), first to the Revolving Loans, second to the Swingline Loans and third to a cash collateral account to secure LOC Obligations and (ii) with respect to all amounts required to be paid pursuant to Section 3.3(b)(ii), (iii) and (iv), first to the Revolving Loans (with a corresponding permanent reduction in the Revolving Committed Amount), second to the Swingline Loans (with a corresponding permanent reduction in the Revolving Committed Amount) and third to a cash collateral account to secure LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12.

     3.4 Termination and Reduction of Revolving Committed Amount.

          (a) Revolving Commitment. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, that, no such termination or reduction shall be made which would cause the Dollar Amount (as of the most recent Determination Date) of the Revolving Obligations outstanding to exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

          (b) Foreign Currency Commitment. The Borrower may from time to time permanently reduce or terminate the Foreign Currency Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Foreign Currency Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, that, (i) no such termination or reduction shall be made which would cause the Dollar Amount (as of the most recent Determination Date) of the Foreign Currency Loans outstanding to exceed the Foreign Currency Committed Amount and (ii) no such termination or reduction shall be made which would cause the Dollar Amount (as of the most recent Determination Date) of the Revolving Obligations outstanding to exceed the lesser of (A) the Revolving Committed Amount and (B) the Borrowing Base, unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(b).

          (c) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to Sections 3.3(b)(ii), (iii) or (iv), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment and/or reduction.

     3.5 Fees.

          (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Unused Fee") equal to the Applicable Percentage per annum for Unused Fees then in effect on the Unused Revolving Committed Amount for each day during the applicable Unused Fee Calculation Period (hereinafter defined). The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount or Foreign Currency Committed Amount is reduced as provided in Section 3.4 and the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date. For purposes of computation of the Unused Fee, the Swingline Loans shall not be counted toward or considered usage under the Revolving Committed Amount.

          (b) Letter of Credit Fees.

               (i) Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Revolving Commitment

          Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

               (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting fee of one-eighth percent (1/8%) per annum on the average daily maximum amount available to be drawn under outstanding Letters of Credit payable quarterly in arrears with the Letter of Credit Fee, and (B) customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

          (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and the Arranger, as applicable, the fees referred to in the Fee Letter (collectively, the "Administrative Agent's Fees").

     3.6 Capital Adequacy.

     If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that no such amounts shall be payable with respect to a reduction in rate of return incurred more than one (1) year before such Lender demands compensation under this Section 3.6.

     3.7 Limitation on Eurocurrency Loans.

     If on or prior to the first day of any Interest Period for any Eurocurrency
Loan:

          (a) the Administrative Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or

          (b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurocurrency Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurocurrency Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurocurrency Loans, renew Eurocurrency Loans, or to convert Base Rate Loans into Eurocurrency Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurocurrency Loans, either prepay such Eurocurrency Loans or convert such Eurocurrency Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

     3.8 Illegality.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurocurrency Loans or Foreign Currency Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurocurrency Loans or Foreign Currency Loans, continue Eurocurrency Loans or Foreign Currency Loans as such and convert a Base Rate Loan to Eurocurrency Loans or Foreign Currency Loans, shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurocurrency Loans or Foreign Currency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurocurrency Loan or Foreign Currency Loan is requested and (c) such Lender's Loans then outstanding as Eurocurrency Loans or Foreign Currency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan or Foreign Currency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.13.

     3.9 Requirements of Law.

     If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurocurrency Loans, its Notes, or its obligation to make Eurocurrency Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurocurrency Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurocurrency Reserve Requirement utilized in the determination of the Adjusted Eurocurrency Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurocurrency Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurocurrency Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction; provided, however, that no such amounts shall be payable with respect to an increased cost or reduction in the rate of return incurred more than one (1) year before such Lender demands compensation under this Section 3.9. If any Lender requests compensation by the Borrower under this
Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurocurrency Loans, or to convert Base Rate Loans into Eurocurrency Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.10 Treatment of Affected Loans.

     If the obligation of any Lender to make any Eurocurrency Loan or to continue, or to convert Base Rate Loans into, Eurocurrency Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurocurrency Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Loans (or, in the case of a conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Eurocurrency Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurocurrency Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or continued by such Lender as Eurocurrency Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the conversion of such Lender's Eurocurrency Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

     3.11 Taxes.

          (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

          (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Lender's expense) as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Credit Party shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

          (h) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     3.12 Compensation.

     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (other than the loss of anticipated profit) incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, including, without limitation, in connection with any assignment by Bank of America pursuant to Section 11.3(b) as part of the primary syndication of the Loans during the 180-day period immediately following the Closing Date (it being understood and agreed by the Administrative Agent, however, that the Administrative Agent shall use commercially reasonable efforts to minimize the incurrence of costs by the Borrower in connection with such primary syndication)); or

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.12, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Interbank Offered Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded.

     3.13 Pro Rata Treatment.

     Except to the extent otherwise provided herein:

          (a) Loans. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Letter of Credit Fee, each reduction in Commitments and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans or Foreign Currency Loans and Participation Interests.

          (b) Advances.

               (i) No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.

               (ii) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                    (A) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                    (B) if any Lender failed to make such  payment,  such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.

     Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

     3.14 Sharing of Payments.

     The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

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

     3.15 Payments, Computations, Etc.

          (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans and Foreign Currency Loans denominated in British Pounds Sterling which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b) Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the

     Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

     SECOND, to payment of any fees owed to the Administrative Agent;

     THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

     FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

     FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

     SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

     SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.15(b).

     3.16 Evidence of Debt.

          (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The  Administrative  Agent shall maintain the Register pursuant to
     Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

     3.17 Mitigation; Mandatory Assignment.

     Each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Section 3.6, 3.8, 3.9 or 3.11 to the greatest extent practicable (including transferring the Loans to another lending office or affiliate of a Lender) unless, in the opinion of such Lender, such efforts would be likely to have an adverse effect upon such Lender. In the event a Lender makes a request to the Borrower for additional payments in accordance with Section 3.6, 3.8, 3.9 or 3.11, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Administrative Agent under Section 11.3(b) and any expense pursuant to Section 3.12), and in its sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority and (b) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Section 3.9,
Section 3.11 or Section 3.12.

                                    SECTION 4

                                    GUARANTY

     4.1 The Guaranty.

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

     4.2 Obligations Unconditional.

     The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3 Reinstatement.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.



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

     4.4 Certain Additional Waivers.

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5 Remedies.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other
Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.6 Rights of Contribution.

     The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Administrative Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such
Guaranteed Obligations. For purposes of this Section 4.6, (a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "Pro Rata Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment


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

shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations.

     4.7 Guarantee of Payment; Continuing Guarantee.

     The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS

     5.1 Closing Conditions.

     The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders in their reasonable discretion):

          (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Swingline Note, (iv) the Collateral Documents and (v) all other Credit Documents, each in form and substance acceptable to the Administrative Agent in its reasonable discretion.

          (b) Corporate Documents. Receipt by the Administrative Agent of the following:



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

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

               (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c) Financial Statements. Receipt by the Administrative Agent of (i) the consolidated financial statements of the Parent and its Subsidiaries, including balance sheets and income and cash flow statements for each of the fiscal years ending 1998, 1999 and 2000, in each case audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly the consolidated financial position of the Parent and its Subsidiaries and are prepared in conformity with GAAP and (ii) such other information relating to the Parent and its Subsidiaries as the Administrative Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

          (d) Opinions of Counsel. The Administrative Agent shall have received a legal opinion in form and substance reasonably satisfactory to the Administrative Agent dated as of the Closing Date from counsel to the Credit Parties.

          (e) Personal Property Collateral. The Administrative Agent shall have received:

               (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral (it being understood and agreed


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

          that liens are not to be perfected with respect to personal property located in certain field offices), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Collateral;

               (iv) all stock certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

               (v) such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the Collateral; and

               (vi)  duly   executed   consents   as  are   necessary,   in  the
          Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral.

          (f) Priority of Liens. The Administrative Agent shall have received satisfactory evidence that (i) the Administrative Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

          (g) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Administrative Agent as sole loss payee on behalf of the Lenders.

          (h) Material Adverse Effect. No material adverse change shall have occurred since December 31, 2000 in the condition (financial or otherwise), business, assets, operations, management or prospects of the Consolidated Parties taken as a whole.

          (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.



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

          (j) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Credit Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or, to the knowledge of such Executive Officer, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

          (k) Opening Availability. The Administrative Agent shall have received a certificate from the Borrower indicating that the estimated amount of Receivables as of the fiscal quarter ended December 31, 2001 is at least $50,000,000.

          (l) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

          (m) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

     5.2 Conditions to all Extensions of Credit.

     The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

          (a) The Borrower shall have delivered (i) in the case of any Revolving Loan or Foreign Currency Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

          (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

          (c) There shall not have been commenced against any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

          (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

          (e) No circumstances, events or conditions shall have occurred since December 31, 2000 which would have a Material Adverse Effect; and

          (f) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding plus outstanding Foreign Currency Loans plus outstanding Swingline Loans shall not exceed the lesser of (A) the Revolving Committed Amount, (B) the Available Revolving Committed Amount and (C) the Borrowing Base, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Foreign Currency Loans outstanding shall not exceed the Foreign Currency Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent to the Administrative Agent and each Lender that:

     6.1 Financial Condition.

     The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     6.2 No Material Change.

     Since December 31, 2000 (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

     6.3 Organization and Good Standing.

     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not be reasonably expected to have a Material Adverse Effect.

     6.4 Power; Authorization; Enforceable Obligations.

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit
Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 No Conflicts.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a)


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

violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6 No Default.

     No  Consolidated  Party is in default in any  respect  under any  contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.7 Ownership.

     Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.8 Indebtedness.

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9 Litigation.

     There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

     6.10 Taxes.

     Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.



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     6.11 Compliance with Law.

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not have a Material Adverse Effect.

     6.12 ERISA.

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any


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

     Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such material liability.

          (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

          (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

     6.13 Subsidiaries.

     Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on Schedule 6.13 includes jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.13 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.



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

     6.14 Governmental Regulations, Etc.

          (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, in any manner that would constitute a violation of Regulation T, Regulation U or Regulation X. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. If requested by any Lender or Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the effect of the foregoing sentences in conformity with the requirements of FR Form U-1 referred to in Regulation U.

          (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the
     Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Except where the failure to have or hold any such item would not have a Material Adverse Effect, each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

          (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

          (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.



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

     6.15 Purpose of Loans and Letters of Credit.

     The  proceeds of the Loans  hereunder  shall be used solely by the Borrower
(i) for working capital (ii) to make Consolidated Capital Expenditures, (iii) to refinance existing Indebtedness of the Parent on the Closing Date, (iv) to make Permitted Acquisitions, (v) to make the Howard Schultz Acquisition and to refinance existing Indebtedness of Howard Schultz in connection therewith and
(vi) for general corporate purposes. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     6.16 Environmental Matters.

     Except where failure to comply could not reasonably be expected to have a Material Adverse Effect:

          (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

          (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent


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

     orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Properties or the Businesses.

          (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     6.17 Intellectual Property.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect.

     6.18 Solvency.

     Each  Credit  Party  is  and,  after   consummation  of  the   transactions
contemplated by this Credit Agreement, will be Solvent.

     6.19 Investments.

     All Investments of each Consolidated Party are Permitted Investments.

     6.20 Location of Collateral.

     Set forth on Schedule 6.20(a) is a complete and correct list of all real property located in the United States and owned or leased by any Credit Party (with street address and state where located). Set forth on Schedule 6.20(b) is a list of all locations where any tangible personal property of any Credit Party is located, including county and state where located. Set forth on Schedule 6.20(c) is the jurisdiction of incorporation or organization, chief executive office and principal place of business of each Credit Party. Each of Schedule 6.20(a), Schedule 6.20(b) and Schedule 6.20(c) may be updated from time to time by the Borrower by written notice to the Administrative Agent.

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

     6.21 Disclosure.

     Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.22 Brokers' Fees.

     No Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

     6.23 Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other
Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1 Information Covenants.

     The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants


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

     concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations for such fiscal quarter and cash flows for such year to date, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in a form satisfying the Securities and Exchange Commission requirements for a 10-Q filing or otherwise in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of
     Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

          (d) Borrowing Base Certificate. Within thirty (30) days after the end of each fiscal quarter (forty-five (45) days in the case of the fiscal quarter ended December 31, 2001), a certificate as of the end of such fiscal quarter, substantially in the form of Exhibit 7.1(d) and certified by an Executive Officer of the Borrower to be true and correct in all material respects as of the date thereof (a "Borrowing Base Certificate").

          (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

          (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any

     Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (h) Notices. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party
     (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could be reasonably expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

          (i) ERISA. Upon obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
     (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments


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

     thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (j) Environmental.

               (i) Upon the reasonable written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Properties (as defined in Section 6.16) that are either owned by a Credit Party or for which the Credit Party is the tenant for a majority of the usable space, and as to the compliance by any Consolidated Party with Environmental Laws at such Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and their representatives access to the Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

               (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on , from or affecting any of the Properties referred to in the preceding clause (i) to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Properties to the extent any failure could have a Material Adverse Effect.

          (k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

          (l) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request.



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

     7.2 Preservation of Existence and Franchises.

     Except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     7.3 Books and Records.

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4 Compliance with Law.

     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could be reasonably expected to have a Material Adverse Effect.

     7.5 Payment of Taxes and Other Indebtedness.

     Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could be reasonably expected to have a Material Adverse Effect.

     7.6 Insurance.

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default


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

     of any Consolidated Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

          (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (ii) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under the Collateral Documents, any other Credit Document or any Hedging Agreement. In the event a Credit Party shall receive any proceeds of such insurance in a net amount in excess of $100,000, such Credit Party will immediately pay over such proceeds to the Administrative Agent, for payment on the Credit Party Obligations; provided, however, that the Administrative Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by the Administrative Agent from such Credit Party within 30 days of receipt of such proceeds and (C) the Administrative Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds.

     7.7 Maintenance of Property.

     Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8 Performance of Obligations.

     Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.



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

     7.9 Use of Proceeds.

     The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

     7.10 Audits/Inspections.

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. The Credit Parties agree that the Administrative Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

     7.11 Financial Covenants.

               (i) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties during the periods set forth below, shall be greater than or equal to:

                    (a) From the Closing Date to and  including  March 31, 2002,
               1.50 to 1.0;

                    (b) From April 1, 2002 to and including  June 30, 2002,  2.0 to 1.0;

                    (c) From July 1, 2002 to and  including  September 30, 2002,
               2.5 to 1.0; and

                    (d) From October 1, 2002 and thereafter, 3.0 to 1.0.

               (ii) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties during the periods set forth below, shall be less than or equal to:

                    (a) From the Closing  Date to and  including  June 30, 2002,
               4.5 to 1.0;

                    (b) From July 1, 2002 to and  including  September 30, 2002,
               4.0 to 1.0;

                    (c) From October 1, 2002 to and including December 31, 2002,
               3.5 to 1.0; and

                    (d) From January 1, 2003 and thereafter, 3.0 to 1.0.

               (iii) Senior Leverage Ratio. The Senior Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall be less than or equal to 1.5 to 1.0.

               (iv) Net Worth. At all times Net Worth shall be greater than or equal to the sum of $200,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 2001 by an amount equal to 75% of Consolidated Net Income for the fiscal quarter then ended (without deductions for any losses) plus 100% of the Net Cash Proceeds from any Equity Issuance subsequent to the Closing Date. For purposes of determining compliance with the Net Worth covenant set forth above, the base number of $200,000,000 set forth above shall be (a) reduced by the amount of any net book losses realized from the sale of the Logistics Division or the Groupe Alma Business, (b) reduced (or increased) by the amount of any "mark to market" net book losses (or gains) required in accordance with GAAP to be recorded prior to the sale of the Logistics Division or any Discontinued Operation or non-cash charges (or gains) related to the reclassification of any such Discontinued Operation as "continuing" or "operating", (c) reduced by the amount of accelerated amortization of goodwill required under FASB 142, in each case occurring or incurred subsequent to September 30, 2001 and (d) reduced by the amount of the write-off of all capitalized loan fees made during the period in which the Closing Date occurs.

     7.12 Additional Credit Parties.

          (a) As soon as practicable and in any event within 45 days after any Person becomes a Domestic Subsidiary of any Credit Party, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (b) cause 100% of the Capital Stock of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Administrative Agent in its reasonable discretion and cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent.

          (b) As soon as practicable and in any event within 180 days after any Person becomes a Material Foreign Subsidiary of any Credit Party, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall cause 66% of the Capital Stock of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank (unless, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in form


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

     acceptable to the Administrative Agent in its reasonable discretion and cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent. It is specifically understood and agreed that no Material Foreign Subsidiary shall be required to pledge any of the Capital Stock of any Foreign Subsidiary owned by such Material Foreign Subsidiary.

     7.13 Environmental Laws.

          (a) The Consolidated Parties shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) The Consolidated Parties shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) The Consolidated Parties shall defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.



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

     7.14 Collateral.

     If, subsequent to the Closing Date, a Credit Party shall acquire any real property, intellectual property, securities instruments, chattel paper or other personal property required to be delivered to the Administrative Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Administrative Agent of same in each case as soon as practicable after the acquisition thereof or execution of such lease agreement, as appropriate. Each Credit Party shall take such action as reasonably requested by the Administrative Agent and at its own expense, to ensure that the Administrative Agent shall have a first priority perfected Lien in all real property and personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens.

     7.15 Further Assurances.

     Within sixty (60) days of the consummation of the Howard Schultz Acquisition, the Credit Parties agree to provide the Administrative Agent with the access necessary to allow the Administrative Agent to conduct a field examination of the accounts receivable, inventory, payables, controls and systems of Howard Schultz and its Subsidiaries.


                                    SECTION 8

                               NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other
Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1 Indebtedness.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of the Consolidated Parties set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof);

          (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by any Consolidated Party to finance the purchase of fixed assets provided that (i) the total of all such purchase money Indebtedness (including any such purchase money Indebtedness referred to in subsection (b) above) shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such purchase money Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such purchase money Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;



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

          (d) obligations of the Consolidated Parties in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes; and

          (e) other unsecured Indebtedness of the Consolidated Parties in an amount not to exceed $5,000,000 in the aggregate at any one time;

          (f) Indebtedness of Euro Vat under the NatWest Credit Agreement in an amount not to exceed $100,000,000 in the aggregate at any one time; provided, however, no loans, advances or other extensions of credit shall be made under the NatWest Credit Agreement until such time as the Required Lenders have consented in writing to Meridian's use of the facilities provided thereunder;

          (g) Indebtedness of Meridian VAT Reclaim (Japan), Inc. in an amount not to exceed $3,500,000 in the aggregate at any one time;

          (h) Subsequent to the consummation of the Howard Schultz Acquisition in accordance with the terms hereof, the Indebtedness assumed in connection with the Howard Schultz Acquisition and identified on Schedule 8.1;

          (i) liabilities appearing on the balance sheet of Meridian International, Meridian N. America and Meridian Japan due to GAAP accounting treatment of the accounts receivable subject to the Factoring Agreement;

          (j) the Subordinated Debt; and

          (k) unsecured intercompany Indebtedness owing by a Consolidated Party to a Credit Party (permitted under Section 8.6).

     8.2 Liens.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property (other than any "margin stock" within the meaning of Regulation U), whether now owned or after acquired, except for Permitted Liens.

     8.3 Nature of Business.

     The Credit Parties will not permit any Consolidated Party to materially alter the nature of the business conducted by such Person as of the Closing Date.



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

     8.4 Consolidation, Merger, Dissolution, etc.

     The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Parent or the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Parent or the Borrower shall be the continuing or surviving corporation, (ii) the Parent shall not merge or consolidate with the Borrower, (iii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iv) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower and the Parent may merge or consolidate with any other Credit Party other than the Borrower or the Parent provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and
(ii) after giving effect to such transaction, no Default or Event of Default exists, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request in order to maintain the perfection and priority of the Administrative Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists, and (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party provided that, after giving effect to such transaction, no Default or Event of Default exists.

     8.5 Asset Dispositions.

     The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than:

          (i) the sale of inventory in the ordinary course of business for fair consideration;

          (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business;

          (iii) the sale of accounts receivable to the Factor pursuant to the Factoring Agreement;

          (iv) the sale, transfer or other disposition of "margin stock" within the meaning of Regulation U; and



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

          (v) other sales of assets in an aggregate amount not to exceed $10,000,000 in any fiscal year.

     Upon a sale of assets permitted by this Section 8.5, the Administrative Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest in such assets.

     8.6 Investments.

     The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

     8.7 Restricted Payments.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries), (c) the redemption of Capital Stock of the Borrower from any officer or director of the Borrower or any of its Subsidiaries provided that the aggregate price paid for all such shares purchased during the term of this Credit Agreement shall not exceed $250,000, (d) the Borrower may make distributions to the Parent in an amount necessary to pay interest on the Subordinated Debt and (e) so long as no Default or Event of Default exists prior to and after giving effect to such transaction, the Parent may repurchase shares of its Capital Stock and make cash dividends to its shareholders, provided, that after giving effect to any such transaction on a pro forma basis, the Senior Leverage Ratio is less than 1.0 to
1.0 and the Credit Parties are in compliance with the Fixed Charge Coverage Ratio as required by Section 7.11(i) (as demonstrated in an officer's certificate in a form satisfactory to the Administrative Agent).

     8.8 Transactions with Affiliates.

     The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) normal compensation and reimbursement of expenses of officers and directors and
(b) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.10 Fiscal Year; Organizational Documents.

     The Credit Parties will not permit any Consolidated Party to (a) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner materially adverse to the Lenders or (b) change its fiscal year; it being


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understood  and agreed that any  amendment to the articles of  incorporation  of
PRGRS, Inc. that provides the books and records of such Credit Party will be maintained in the Cayman Islands or Bermuda shall not be deemed to be materially adverse to the Lenders. The Credit Parties will promptly deliver to the Administrative Agent copies of any amendments, modifications and changes to the articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) of any Consolidated Party.

     8.11 Limitation on Restricted Actions.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) the Indenture or (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     8.12 Ownership of Subsidiaries.

     Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Parent or any Wholly-Owned Subsidiary of the Parent) to own any Capital Stock of any Subsidiary of the Parent, (ii) permit any Subsidiary of the Parent to issue Capital Stock (except to the Parent or to a Wholly-Owned Subsidiary of the Parent), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or
(B) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Parent to issue any shares of preferred Capital Stock.

     8.13 Sale Leasebacks.

     Except for transactions permitted by Section 8.1(c) hereof, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.



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     8.14 Capital Expenditures.

     The  Credit  Parties  will  not  permit  aggregate   Consolidated   Capital
Expenditures for any fiscal year to exceed $25 million.

     8.15 No Further Negative Pledges.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Indenture or (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     8.16 Limitation on Foreign EBITDA.

     The Credit Parties will not permit the aggregate portion of Consolidated EBITDA for any period attributable to First Tier Foreign Subsidiaries which are not Material Foreign Subsidiaries to exceed 10% of Consolidated EBITDA for such period.

     8.17 Subordinated Debt.

     No Credit Party will, nor will it permit any of its Subsidiaries to (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, (c) deposit any funds intended to discharge the Subordinated Debt or (d) amend or modify the Subordinated Debt in any manner that would adversely affect the Lenders without the prior written consent of the Required Lenders.


                                    SECTION 9

                                EVENTS OF DEFAULT

     9.1 Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default, and such default shall continue for five (5) or more Business Days, in the payment when due of any principal of or interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other


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     amounts  owing  hereunder,  under any of the other  Credit  Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants. Any Credit Party shall

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.11, 7.12,
          7.14 or 8.1 through 8.17, inclusive;

               (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c), (d) or
          (e) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e) Guaranties. Except as the result of or in connection with a merger of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty (subject to applicable grace and cure periods, if any); or



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

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

          (g) Defaults under Other Agreements.

               (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties, taken as a whole; or

               (ii) With respect to any  Indebtedness  (other than  Indebtedness outstanding under this Credit Agreement) in excess of $1,000,000 in the aggregate for the Consolidated Parties taken as a whole (including, without limitation, the Indebtedness under the NatWest Credit Agreement), (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
     Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the


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     meaning  of  Section  4245 of  ERISA)  such  Plan;  or (iv) any  prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

          (j) Ownership. There shall occur a Change of Control; or

          (j) Subordinated Debt. There shall occur an Event of Default under, and as defined in, the Indenture.

     9.2 Acceleration; Remedies.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders in their reasonable discretion (pursuant to the voting procedures in Section 11.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties, take any of the following actions:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising


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from drawings under Letters of Credit,  all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.


                                   SECTION 10

                                AGENCY PROVISIONS

     10.1 Appointment and Authorization of Administrative Agent.

          (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative
     Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative
     Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

     10.2 Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The


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Administrative  Agent shall not be responsible  for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     10.3 Liability of Administrative Agent.

     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the Facilities, books or records of any Credit Party or any Affiliate thereof.

     10.4 Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit
     Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be


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     satisfied   with,  each  document  or  other  matter  either  sent  by  the
     Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     10.5 Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Section 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     10.6 Credit Decision; Disclosure of Information by Administrative Agent.

     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.



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     10.7 Indemnification of Administrative Agent.

     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and costs of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     10.8 Administrative Agent in its Individual Capacity.

     Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     10.9 Successor Administrative Agent.

     The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the


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Administrative  Agent, the  Administrative  Agent may appoint,  after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.4 and 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     10.10 Other Agents; Lead Managers.

     None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.


                                   SECTION 11

                                  MISCELLANEOUS

     11.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:



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

         if to any Credit Party:

                  The Profit Recovery Group USA, Inc.
                  2300 Windy Ridge Parkway, Suite 100
                  Atlanta, Georgia 30339
                  Attn:  Chief Financial Officer
                  Telephone:  (770) 779-3230
                  Telecopy:  (770) 779-3042

         with a copy to:

                  The Profit Recovery Group USA, Inc.
                  2300 Windy Ridge Parkway, Suite 100
                  Atlanta, Georgia 30339
                  Attn:  General Counsel
                  Telephone:  (770) 779-3051
                  Telecopy:  (770) 779-3034

         if to the Administrative Agent:

                  Bank of America, N.A.
                  Mailcode IL1-231-08-30
                  231 S. LaSalle St.
                  Chicago, IL  60697
                  Attn:  Agency Services (Laura Schmuck)
                  Telephone:  (312) 828-3935
                  Telecopy:  (877) 206-8427

         with a copy to:

                  Bank of America, N.A.
                  600 Peachtree Street, NE
                  13th Floor
                  Atlanta, Georgia  30308
                  Attn:  Nancy S. Goldman
                  Telephone:  (404) 607-4483
                  Telecopy:    (404) 607-6343

     11.2 Right of Set-Off; Adjustments.

     Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or


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otherwise,  irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     11.3 Successors and Assigns.

          (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

          (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance in substantially the form of Exhibit 11.3(b), together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 11.5 and 11.9). Upon request, the Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a


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

     Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in LOC Obligations) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged,
     (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant (except for the waiver of a mandatory prepayment required by Section 3.3(b) hereof), (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release all or substantially all of the Guarantors from their obligations under the Credit Documents. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.6 through 3.12 inclusive to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.14 as though it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Section 3.6, 3.9 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be


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

     a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Letters of Credit pursuant to Section 2.2).

     11.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Expenses; Indemnification.

          (a) The Credit Parties jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on


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

     demand all reasonable costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

          (b) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any
     Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any Extension of Credit, or the relationship of any Credit Party, the Administrative Agent and the Lenders under this Credit
     Agreement  or  any  other  Credit  Document;   (c)  any  administrative  or
     investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Credit Party Obligations.

          (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

          (i) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended to

               (a) extend the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

               (b) reduce  the rate or extend  the time of  payment of  interest
          (other  than  as  a  result  of  waiving  the   applicability  of  any
          post-default increase in interest rates) thereon or Fees hereunder,

               (c)  reduce or waive the  principal  amount of any Loan or of any
          reimbursement   obligation,  or  any  portion  thereof,  arising  from
          drawings under Letters of Credit,

               (d) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

               (e) release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

               (f) release all or substantially all of the Collateral (provided that the Administrative Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5);

               (g) amend,  modify or waive any provision of this Section 11.6 or
          Section 3.6,  3.7, 3.8, 3.9,  3.10,  3.11,  3.12,  3.13,  3.14,  3.15,
          9.1(a), 11.2, 11.3, 11.5 or 11.9,

               (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or

               (i) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

          (ii) without the consent of the Administrative  Agent, no provision of
     Section 10 may be amended; and

          (iii)  without the  consent of the Issuing  Lender,  no  provision  of
     Section 2.2 may be amended, and without the consent of the Swingline Lender, no provision of Section 2.4 may be amended.



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          Notwithstanding  the  fact  that the  consent  of all the  Lenders  is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy
          reorganization   plan  that   affects  the  Loans,   and  each  Lender
          acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
          (y) the  Required  Lenders may consent to allow a Credit  Party to use
          cash   collateral  in  the  context  of  a  bankruptcy  or  insolvency proceeding.

     11.7 Counterparts.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     11.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Survival.

     All indemnities set forth herein, including, without limitation, in Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10 Governing Law; Submission to Jurisdiction; Venue.

          (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of Georgia, or of the United States for the Northern District of Georgia, Atlanta Division, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11 Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12 Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13 Binding Effect; Termination.

          (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

          (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

     11.14 Confidentiality.

     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority provided that the Administrative Agent or such Lender shall, if practicable, provide the Borrower with prior notice of such disclosure; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process provided that the Administrative Agent or such Lender shall, if practicable, provide the Borrower with prior notice of such disclosure; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Credit Parties relating to the Credit Parties or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties; provided that, in the case of information received from the Credit Parties after the date hereof, such information is clearly identified at the time of delivery as confidential.

     11.15 Use of Sources.

     Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

          (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

          (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

          (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     11.16 Conflict.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.




                           [Signature Pages to Follow]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.



BORROWER:               THE PROFIT RECOVERY GROUP USA, INC.,
--------                a Georgia corporation


                        By:     /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:   Donald E. Ellis, Jr.
                        Title:  Executive Vice President - Finance,
                                Chief Financial Officer and Treasurer


GUARANTORS:             THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.,
----------              a Georgia corporation


                        By:     /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:   Donald E. Ellis, Jr.
                        Title:  Executive Vice President - Finance,
                                Chief Financial Officer and Treasurer


                        PRGFS, INC.,
                        PRGLS, INC.,
                        PRGRS, INC.,
                        each a Delaware corporation


                        By:     /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:   Donald E. Ellis, Jr.
                        Title:  Executive Vice President - Finance


                        PRG, INC.,
                        a Georgia corporation


                        By:     /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:   Donald E. Ellis, Jr.
                        Title:  Executive Vice President - Finance

GUARANTORS:             THE PROFIT RECOVERY GROUP U.K., INC.,
----------              THE PROFIT RECOVERY GROUP ASIA, INC.,
                        THE PROFIT RECOVERY GROUP CANADA, INC.,
                        THE PROFIT RECOVERY GROUP NEW ZEALAND, INC.,
                        THE PROFIT RECOVERY GROUP NETHERLANDS, INC.,
                        THE PROFIT RECOVERY GROUP BELGIUM, INC.,
                        THE PROFIT RECOVERY GROUP MEXICO, INC.,
                        THE PROFIT RECOVERY GROUP FRANCE, INC.,
                        THE PROFIT RECOVERY GROUP AUSTRALIA, INC.,
                        THE PROFIT RECOVERY GROUP GERMANY, INC.,
                        PRG INTERNATIONAL, INC.,
                        THE PROFIT RECOVERY GROUP SWITZERLAND, INC.,
                        THE PROFIT RECOVERY GROUP SOUTH AFRICA, INC.,
                        THE PROFIT RECOVERY GROUP SPAIN, INC.,
                        THE PROFIT RECOVERY GROUP ITALY, INC.,
                        THE PROFIT RECOVERY GROUP GREECE, INC.,
                        THE PROFIT RECOVERY GROUP PORTUGAL, INC.,
                        PAYMENT TECHNOLOGIES, INC.,
                        THE PROFIT RECOVERY GROUP COSTA RICA, INC., each a Georgia corporation


                        By:     /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:   Donald E. Ellis, Jr.
                        Title:  Executive Vice President - Finance,
                                Chief Financial Officer and Treasurer


                        PRG HOLDING CO. (FRANCE) NO. 1 LLC,
                        PRG HOLDING CO. (FRANCE) NO. 2 LLC,
                        each a Delaware limited liability company


                        By:    /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:  Donald E. Ellis, Jr.
                        Title: Executive Vice President - Finance,
                               Chief Financial Officer and Treasurer


                        PRG USA, INC.,
                        a Georgia corporation


                        By:    /s/ Donald E. Ellis, Jr.
                           ----------------------------------------
                        Name:  Donald E. Ellis, Jr.
                        Title: Executive Vice President - Finance,
                               Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A.,
--------------------     in its capacity as the Administrative Agent

                         By:   /s/ Nancy S. Goldman
                            --------------------------------
                         Name: Nancy S. Goldman
                              ------------------------------
                         Title:Senior Vice President
                               -----------------------------


LENDERS:                 BANK OF AMERICA, N.A.,
-------                  in its capacity as a Lender


                         By:   /s/ Nancy S. Goldman
                            --------------------------------
                         Name: Nancy S. Goldman
                              ------------------------------
                         Title:Senior Vice President
                               -----------------------------




1430981

                       SCHEDULE 1.1(a) TO CREDIT AGREEMENT

                           EXISTING LETTERS OF CREDIT

----------------------- ------------------------------- -------------------------------- --------------------
        Number                      Amount                        Beneficiary                Expiry Date
----------------------- ------------------------------- -------------------------------- --------------------
      LC 3042283               EUR 3,000,000.00             Bank of America, Paris            03/29/02
----------------------- ------------------------------- -------------------------------- --------------------

                       SCHEDULE 1.1(b) TO CREDIT AGREEMENT

                                   INVESTMENTS


         The Profit Recovery Group USA, Inc.
         The Profit Recovery Group Asia, Inc.
         The Profit Recovery Group Australia, Inc.
         The Profit Recovery Group Belgium, Inc.
         The Profit Recovery Group U.K., Inc.
         The Profit Recovery Group Canada, Inc.
         The Profit Recovery Group Costa Rica, Inc.
         The Profit Recovery Group New Zealand, Inc.
         The Profit Recovery Group Netherlands, Inc.
         The Profit Recovery Group Mexico, Inc.
         The Profit Recovery Group France, Inc.
         The Profit Recovery Group Germany, Inc.
         The Profit Recovery Group South Africa, Inc.
         The Profit Recovery Group Switzerland, Inc.
         The Profit Recovery Group Italy, Inc.
         The Profit Recovery Group Spain, Inc.
         The Profit Recovery Group Greece, Inc.
         The Profit Recovery Group, Portugal, Inc.
         Payment Technologies, Inc.
         PRG International, Inc.(formerly known as PRG International
             Holding Company, Inc.)
         PRG USA, Inc.
         PRG, Inc.(formerly known as PRG Acquisition, Inc.)
         The Profit Recovery Group Mexico Holdings, S de RL de CV
         The Profit Recovery Group Services Mexico, S de RL de CV
         The Profit Recovery Group de Mexico S de RL de CV
         The Profit Recovery Group Argentina, S.A.
         PRG do Brasil Ltda
         PRG France, S.A.
         PRG Belgium S.P.R.L.
         The Profit Recovery Group Suzhou' Co, Ltd.
         PRG International .R. sro
         The Profit Recovery Group Singapore PTE LTD. and its wholly owned subsidiary, formed in Korea)
         PRGRS, Inc.
         PRGLS, Inc.
         PRGFS, Inc.
         PRG Holding Company (France) No. 1, LLC.
         PRG Holding Company (France) No. 2, LLC.
         Toujuth SNC
         Bismas SNC
         Profit Recovery Professionals Pty Ltd.

         Cost Recovery Professionals Pty Ltd.,
         Meridian VAT Corporation, Limited
         Meridian VAT Reclaim Operations, Limited
         Meridian VAT Reclaim Services, Limited,
         JA Ewing, Inc.
         Meridian VAT Processing (International), Limited
         Meridian VAT Processing (N. America), Limited
         Meridian VAT Processing (Japan), Limited
         Meridian VAT Reclaim, Inc.
         Meridian VAT Reclaim Canada, Inc.
         Meridian VAT Reclaim (Hong Kong) Ltd.
         Meridian VAT Reclaim (Proprietary) Limited
         Meridian VAT Reclaim (India) Private, Limited
         Meridian VAT Reclaim (UK), Limited
         Meridian VAT Reclaim Japan, Inc.
         Meridian VAT Reclaim (Schwiez) AG,
         Meridian VAT Reclaim Korea Co., Limited,
         VATClaim International (Pty.) Limited,
         Meridian VAT Reclaim (Australia) Pty. Limited
         Meridian VAT Reclaim GmbH
         VATClaim (International)UK Limited
         Meridian VAT Trustees, Limited

                       SCHEDULE 1.1(c) TO CREDIT AGREEMENT

                                      LIENS

Security Interest in assets granted to Bank of America, N.A., formerly NationsBank, N.A., pursuant to existing Credit Agreement, dated July 29, 1998, as amended to date. The underlying Indebtedness secured by such Liens will be paid in full and such Liens will be released in connection with the closing of the Credit Agreement.

Security Interest held by Sun Financial Group, Inc. with respect to a certain lease agreement for computer equipment, as evidenced by a Uniform Commercial Code Financing Statement filed in Cobb County, Georgia and bearing number 033199707820.

                       SCHEDULE 2.1(a) TO CREDIT AGREEMENT

                                     LENDERS

                                                                    Foreign
                             Revolving                              Currency          Foreign
                             Commitment        Revolving            Commitment        Currency
Lender                       Percentage        Commitment           Percentage        Commitment
------                       ----------        ----------           ----------        ----------

Bank of America, N.A.        100.00000000%     $75,000,000.00       100.00000000%     $25,000,000.00
                             -------------     --------------       -------------     --------------
               Total:        100.00000000%     $75,000,000.00       100.00000000%     $25,000,000.00



                        SCHEDULE 6.13 TO CREDIT AGREEMENT

                                  SUBSIDIARIES

The following Subsidiaries are wholly-owned Subsidiaries of The Profit Recovery Group International, Inc. and each is incorporated in the State of Georgia:

          The Profit Recovery Group USA, Inc.
          The Profit Recovery Group Asia, Inc.
          The Profit Recovery Group Australia, Inc.
          The Profit Recovery Group Belgium, Inc.
          The Profit Recovery Group U.K., Inc.
          The Profit Recovery Group Canada, Inc.
          The Profit Recovery Group Costa Rica, Inc.
          The Profit Recovery Group New Zealand, Inc.
          The Profit Recovery Group Netherlands, Inc.
          The Profit Recovery Group Mexico, Inc.
          The Profit Recovery Group France, Inc.
          The Profit Recovery Group Germany, Inc.
          The Profit Recovery Group South Africa, Inc.
          The Profit Recovery Group Switzerland, Inc.
          The Profit Recovery Group Italy, Inc.
          The Profit Recovery Group Spain, Inc.
          The Profit Recovery Group Greece, Inc.
          The Profit Recovery Group, Portugal, Inc.
          Payment Technologies, Inc.
          PRG International, Inc.(formerly known as PRG International Holding Company, Inc.)
          PRG USA, Inc.
          PRG, Inc.(formerly known as PRG Acquisition, Inc.)

          The Profit Recovery Group Mexico, Inc. owns 100% of The Profit Recovery Group Mexico Holdings, S de RL de CV, a company incorporated in Mexico.

          The Profit Recovery Group Mexico Holdings, S de RL de CV, a company incorporated in Mexico, has the following wholly-owned subsidiaries, both of which are incorporated in Mexico: The Profit Recovery Group Services Mexico, S de RL de CV and The Profit Recovery Group de Mexico S de RL de CV.

          The  Profit  Recovery  Group   Argentina,   S.A.,  is  a  wholly-owned
          subsidiary of The Profit Recovery Group, International, Inc. and is incorporated in Argentina

          PRG do Brasil Ltda, is a wholly-owned subsidiary of The Profit Recovery Group, International, Inc. and is incorporated in Brazil

          PRG France, S.A. is also a wholly-owned subsidiary of The Profit Recovery Group International, Inc. and is incorporated in France.

          PRG Belgium S.P.R.L., incorporated in Belgium, is a wholly-owned subsidiary of The Profit Recovery Group International, Inc.

          The Profit Recovery Group Suzhou' Co, Ltd.., incorporated in China, is a wholly-owned subsidiary of The Profit Recovery Group International, Inc.

          PRG International .R.sro, incorporated in the Czech Republic, is a wholly-owned subsidiary of The Profit Recovery Group International, Inc.

          The Profit Recovery Group Singapore PTE LTD., a Singapore corporation, is a wholly-owned subsidiary of The Profit Recovery Group Asia, Inc. The Profit Recovery Group Singapore PTE LTD has a wholly owned subsidiary, formed in Korea, for its branch located in Korea

          PRGRS, Inc., a Delaware corporation, is a wholly-owned subsidiary of The Profit Recovery Group USA, Inc.

          PRGLS, Inc., a Delaware corporation, is a wholly-owned subsidiary of PRGRS, Inc.

          PRGFS, Inc., a Delaware corporation, is a wholly-owned subsidiary of PRG International, Inc.

          PRG Holding Company (France) No. 1, LLC., a Delaware limited liability company, is a wholly-owned subsidiary of The Profit Recovery Group International, Inc.

          PRG Holding Company (France) No. 2, LLC., a Delaware limited liability company, is a wholly-owned subsidiary of The Profit Recovery Group International, Inc.

          Toujuth SNC organized under the laws of France, 99% of which is owned by PRG Holding Company (France) No. 1, LLC., and 1% of which is owned by PRG Holding Company (France) No. 2, LLC.

          Bismas SNC is organized under the laws of France, and is wholly-owned by Toujuth SNC

          Profit Recovery Professionals Pty Ltd. and Cost Recovery Professionals
          Pty  Ltd.,   both   incorporated   in  Australia,   are   wholly-owned
          subsidiaries of The Profit Recovery Group Australia, Inc.

          Meridian  VAT  Corporation,   Limited,   a  Jersey  (Channel  Islands)
          corporation, is a wholly-owned subsidiary of The Profit Recovery Group International, Inc.

          Meridian VAT Reclaim Operations, Limited, incorporated in Ireland, Meridian VAT Reclaim Services, Limited, incorporated in the United Kingdom, and JA Ewing, Inc., incorporated in the State of Delaware, are wholly-owned subsidiaries of Meridian VAT Corporation, Limited

          Meridian VAT Processing (International), Limited, incorporated in Ireland and Meridian VAT Processing (N. America), Limited, incorporated in Ireland are wholly-owned subsidiaries of Meridian VAT Reclaim Operations, Limited

          Meridian VAT Reclaim Operations, Limited owns 51% of the issued and outstanding stock of Meridian VAT Processing (Japan), Limited, which is incorporated in Ireland

          Both Meridian VAT Reclaim, Inc., incorporated in Delaware, and Meridian VAT Reclaim Canada, Inc., incorporated in Canada, are wholly-owned subsidiaries of Meridian VAT Processing (N. America) Limited

          The following are wholly-owned subsidiaries of Meridian VAT Processing (International) Limited: Meridian VAT Reclaim (Hong Kong) Ltd., incorporated in Hong Kong; Meridian VAT Reclaim (Proprietary) Limited, incorporated in South Africa; Meridian VAT Reclaim (India) Private, Limited, incorporated in India; Meridian VAT Reclaim (UK), Limited, incorporated in the United Kingdom; Meridian VAT Reclaim Japan, Inc., incorporated in Japan; and Meridian VAT Reclaim (Schwiez) AG, incorporated in Switzerland.

          Meridian VAT Reclaim Korea Co., Limited, incorporated in South Korea, is a wholly-owned subsidiary of Meridian VAT Reclaim Japan, Inc.

          VATClaim International (Pty.) Limited, incorporated in South Africa, is a wholly-owned subsidiary of Meridian VAT Reclaim (Proprietary), Limited

          The following are  wholly-owned  subsidiaries  of Meridian VAT Reclaim
          (UK) Limited: Meridian VAT Reclaim (Australia) Pty. Limited, incorporated in Australia; Meridian VAT Reclaim GmbH, incorporated in Germany; and VATClaim (International)UK Limited, incorporated in the United Kingdom.

          Meridian VAT Trustees, Limited, incorporated in Ireland is a separately owned and incorporated company responsible for receiving VAT refunds from the various VAT authorities and distributes the proceeds to Meridian's clients. The trustee company has entered into Trust Deeds with the processing subsidiaries which regulate the terms of the fiduciary relationship between the parties. As the Meridian Group exercises control over the financial and operational policies of the trustee company, its results are consolidated into the Meridian Group results.


There are no outstanding options, warrants, rights of conversion or purchase of similar rights with respect thereto.

                        SCHEDULE 6.17 TO CREDIT AGREEMENT

                              INTELLECTUAL PROPERTY

See attached "Status Report of U.S. Service Mark Registrations" and "Status Report of Foreign Applications / Registrations," each dated as of December 21, 2001.

------------------------------------------------------------------------------------------------------------------------------------

                            NEEDLE & ROSENBERG, P.C.
              Status Report of U.S. Service Mark Registrations for

                                   PRGRS, INC.
                             As of December 21, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  SECTION
                                                                                                  8 & 15
                                                                                                  AFFIDAVIT
                                                    FILING      SERIAL      REG.       REG        RENEWAL
N&R NO.      MARK              SERVICES             DATE        NO.         DATE       NO.        DATE          STATUS
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1000US PRG and Design    Recovery auditing    12/18/95    75/033,888  06/10/97   2,068,799  due between   Registered.
                               services - Class 35.                                               06/10/2002
                                                                                                     and        Assignment from The
                                                                                                  06/10/2003    Profit Recovery
                                                                                                  06/10/2007    Group International,
                                                                                                                Inc. to PRGX, Inc.
                                                                                                                recorded in the PTO
                                                                                                                on November 15, 1999
                                                                                                                at Reel/Frame
                                                                                                                001992/0657.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1001US PROFIT RECOVERY   Recovery auditing    12/18/95    75/034,021  07/08/97   2,076,986  due between   Registered.
             GROUP             services - Class 35.                                               07/08/2002
             INTERNATIONAL                                                                           and        Assignment from The
                                                                                                  07/08/2003    Profit Recovery
                                                                                                  07/08/2007    Group International,
                                                                                                                Inc. to PRGRS,
                                                                                                                recorded in the
                                                                                                                PTO on November 15,
                                                                                                                1999 at Reel/Frame
                                                                                                                001992/0657.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1002US RECOVERNOW        Recovery auditing    12/18/95    75/033,884  06/03/97   2,066,489  due between   Registered.
                               services - Class                                                   06/03/2002
                               35.                                                                    and       Assignment from The
                                                                                                  06/03/2003    Profit
                                                                                                  06/03/2007    Recovery Group
                                                                                                                International, Inc.
                                                                                                                to PRGRS, Inc.
                                                                                                                recorded in the PTO
                                                                                                                on November 15, 1999
                                                                                                                at Reel/Frame
                                                                                                                001992/0657.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                            NEEDLE & ROSENBERG, P.C.
              Status Report of U.S. Service Mark Registrations for

                                   PRGRS, INC.
                             As of December 21, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  SECTION
                                                                                                  8 & 15
                                                                                                  AFFIDAVIT
                                                    FILING      SERIAL      REG.       REG        RENEWAL
N&R NO.      MARK              SERVICES             DATE        NO.         DATE       NO.        DATE          STATUS
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1005US AUDITPRO          Recovery auditing    06/24/94     74/542328  11/21/95   1,936,667  due between   Registered.
                               services - Class 35.                                               11/21/2000
                                                                                                      and       11/21/00: Correction
                                                                                                  11/21/2001    request forwarded to
                                                                                                                the PTO. Await
                                                                                                                confirmation of the
                                                                                                                correction.
                                                                                                                11/20/01:  corrected
                                                                                                                Certificate of
                                                                                                                Registration
                                                                                                                returned by the PTO
                                                                                                                certifying ownership
                                                                                                                in the name of
                                                                                                                PRGRS, Inc.

                                                                                                                11/8/01:  Sec. 8&15
                                                                                                                Aff. Forwarded to
                                                                                                                the Patent and
                                                                                                                Trademark Office.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1006US PRISM             Transaction review,  09/12/2000   76/126210                                      Notice of Allowance
                               audit, and                                                                       has issued as of
                               verification                                                                     11/6/2001.
                               services related to
                               electronic commerce
                               - Class 35.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1013   PRG               Recovery auditing    03/06/2001   76/219524                                      7/10/01: Office
                               services; business                                                               Action issued.
                               management                                                                       Response due
                               consulting for cost                                                              January 10, 2002.
                               containment; and
                               consultation
                               services in the
                               field of taxes,
                               sales and use taxes,
                               communications,
                               payables and
                               disbursements, and
                               transportation
                               logistics -  Class
                               35.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                            NEEDLE & ROSENBERG, P.C.
              Status Report of U.S. Service Mark Registrations for

                                   PRGRS, INC.
                             As of December 21, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  SECTION
                                                                                                  8 & 15
                                                                                                  AFFIDAVIT
                                                    FILING      SERIAL      REG.       REG        RENEWAL
N&R NO.      MARK              SERVICES             DATE        NO.         DATE       NO.        DATE            STATUS
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1015   PRG ANSWERS       Recovery auditing    03/05/2001   76/218751                                        Office Action
             BEYOND THE        services;                                                                          issued. Response
             NUMBERS. &        business management                                                                due January 10,
             Design            consulting for cost                                                                2002.
                               containment; and
                               consultation
                               services in the
                               field of taxes,
                               sales and use taxes,
                               communications,
                               payables and
                               disbursements, and
                               transportation
                               logistics -  Class
                               35.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1014   PRG               Website design and   03/01/2001   76/218376                                          12/3/2001:
                               development services                                                                 Notice of
             Intent-to-use     for others;                                                                          publication on
             application.      customized computer                                                                  December 18,
                               software design for                                                                  2001 received.
                               others; and computer                                                                 Opposition
                               systems integration                                                                  period expires
                               - Class 42.                                                                          January 18, 2001
------------------------------------------------------------------------------------------------------------------------------------
16092.1016   PRG ANSWERS       Website design and   03/01/01     76/218470                                          12/3/2001:
             BEYOND THE        development services                                                                 Notice of
             NUMBERS. &        for others;                                                                          Publication on
             Design            customized computer                                                                  December 18,
             Intent-to-use     software design for                                                                  2001 received.
             application.      others; and computer                                                                 Opposition
                               systems integration                                                                  period expires
                               - Class 42.                                                                          January 18, 2001
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
             PRS & Design      Professional         08/05/91     74/191223  07/14/92   1,700,783  07/14/2002        Section 8
                               accounts payable                                                                     accepted.
                               auditing and
                               consulting services                                                                  This
                               - Class 35                                                                           registration is
                                                                                                                    not in the
                                                                                                                    Needle & Rosen-
                                                                                                                    berg maintenance
                                                                                                                    records.

------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
             COVERS ALL THE    Professional         08/05/91     74/191219  09/08/92   1,714,068  09/08/2002        Section 8
             ANGLES            accounts payable                                                                     accepted.
             (Stylized)        auditing and
                               consulting services                                                                  This registra-
                               in connection                                                                        tion is not in
                               therewith                                                                            the Needle &
                               Class 35                                                                             Rosenberg
                                                                                                                    maintenance
                                                                                                                    records.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------


------------------------------------------------------------------------------------------------------------------------------------

                            NEEDLE & ROSENBERG, P.C.
              Status Report of U.S. Service Mark Registrations for

                                   PRGRS, INC.
                             As of December 21, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  SECTION
                                                                                                  8 & 15
                                                                                                  AFFIDAVIT
                                                    FILING      SERIAL      REG.       REG        RENEWAL
N&R NO.      MARK              SERVICES             DATE        NO.         DATE       NO.        DATE          STATUS
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------

16092.1021US THE RIGHT ANSWER  Computer software    07/08/99    75/725569   08/29/2000 2,381,090  08/29/2010        10/23/01:
                               for inventory and                                                                    Notice of
                               auditing of                                                        Sec. 8&15 due     Recordation of
                               telecommunications                                                 between           Assignment from
                               services and                                                       08/29/2005        Profit Recovery
                               equipment in Class 9.                                              and 2006          Group U.S.A.,
                                                                                                                    Inc. to PRGRS,
                                                                                                                    INC. sent to
                                                                                                                    Ms. Zeller.
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1019   PRG-SCHULTZ       Recovery auditing    08/9/01      78/078407                                          Office Action
                               services and                                                                         received;
                               consulting                                                                           response is due
                               relating                                                                             May 19, 2002.
                               thereto
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1020   PRG-SCHULTZ       Recovery auditing    08/28/01     76/306046                                          Await
             ANSWERS BEYOND    services and                                                                         examination and
             THE NUMBERS       consulting relating                                                                  Official Action.
             and Design        thereto
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.1018   IMDEX                                  08/08/01     76/296393
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------
16092.3000   RECOVERALL                             11/01/01     78/091301
------------ ----------------  -------------------- ----------- ----------  ---------- ---------- ------------  --------------------

------------------------------------------------------------------------------------------------------------------------------------
                             COPYRIGHT REGISTRATIONS

N&R Ref. No.    COPYRIGHT       Copyright Type          Registration No.        Duration
--------------  --------------  ----------------------  ----------------------  ----------------------  ----------------------------
16092.2000US    AUDITPRO        Software                TXu715-889              75 years from first     Registered in the name of
                                                                                publication             THE PROFIT RECOVERY GROUP
                                                                                                        GROUP INTERNATIONAL, INC.
                                                                                                        8/15/01: e-mail from Ms.
                                                                                                        Zeller with advice that
                                                                                                        recording of an assignment
                                                                                                        to PRGRS, INC. should not
                                                                                                        be made.  This copyright
                                                                                                        registration is to remain
                                                                                                        in the orginal owner's name.
------------------------------------------------------------------------------------------------------------------------------------

                      SCHEDULE 6.20(a) TO CREDIT AGREEMENT

                             REAL PROPERTY LOCATIONS

See attached "PRG Offices" list dated December 01, all of which are leased by the Credit Parties.

                      SCHEDULE 6.20(b) TO CREDIT AGREEMENT

                           PERSONAL PROPERTY LOCATIONS

See attached "PRG Offices," "PRG International Offices" and "PRG Canadian Offices" list dated December 01.

                      SCHEDULE 6.20(c) TO CREDIT AGREEMENT

                 CHIEF EXECUTIVE OFFICE / STATE OF INCORPORATION

                                                                   STATE OF
CREDIT PARTY / PRINCIPAL PLACE OF BUSINESS                         INCORPORATION
------------------------------------------                         -------------

PAYMENT TECHNOLOGIES, INC. (1)                                     Georgia

THE PROFIT RECOVERY GROUP ASIA, INC.                               Georgia
60 MARTIN Road
#06-09 TradeMart Singapore
SINGAPORE  239065

THE PROFIT RECOVERY GROUP AUSTRALIA, INC.                          Georgia
Caulfield Business Centers
189-191 Balaclava Road
Caulfield, Victoria  3161
AUSTRALIA

THE PROFIT RECOVERY GROUP BELGIUM, INC.                            Georgia
The Profit Recovery Group Belgium, Inc.
114 Rue Chaptal
92532 Levallois Peret
FRANCE

THE PROFIT RECOVERY GROUP CANADA, INC.                             Georgia
The Profit Recovery Group Canada, Inc.
1415 Bonhill Road Unit 3 & 4
Mississauga, ON LSR 1R2
CANADA

THE PROFIT RECOVERY GROUP COSTA RICA, INC.                         Georgia
Edificio Lachner, del Mall San Pedro 200 metros norte altos de POPS Fantasia, tercer piso
San Pedro, San Jose
COSTA RICA

THE PROFIT RECOVERY GROUP FRANCE, INC.                             Georgia
114 Rue Chaptal
92532 Levallois Peret
FRANCE

THE PROFIT RECOVERY GROUP GERMANY, INC.                            Georgia
Robert-Bosch Strasse 25A
D-63225 Langen
GERMANY

THE PROFIT RECOVERY GROUP GREECE, INC. (1)                         Georgia

                                                                   STATE OF
CREDIT PARTY / PRINCIPAL PLACE OF BUSINESS                         INCORPORATION
------------------------------------------                         -------------

THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. (1)                  Georgia

THE PROFIT RECOVERY GROUP ITALY,. INC.                             Georgia
Paradigna 21A
Parma  43100
ITALY

THE PROFIT RECOVERY GROUP MEXICO, INC.                             Georgia
The Profit Recovery Group Mexico, Inc.
Campos Eliseos 1A Piso 2 Col
Bosque de Chapultepec 11560
MEXICO D.F.

THE PROFIT RECOVERY GROUP NETHERLANDS, INC. (1)                    Georgia

THE PROFIT RECOVERY GROUP NEW ZEALAND, INC.                        Georgia
The Profit Recovery Group New Zealand, Inc.
Suite 3/19 Ryde Road
Pymble NSW 2073
AUSTRALIA

THE PROFIT RECOVERY GROUP PORTUGAL, INC. (1)                       Georgia

THE PROFIT RECOVERY GROUP SOUTH AFRICA, INC.                       Georgia
9 Summit Road
Dunkeld West
Sandton  2196
SOUTH AFRICA

THE PROFIT RECOVERY GROUP SPAIN, INC.                              Georgia
Calle Maldonado 25
28006 Madrid
SPAIN

THE PROFIT RECOVERY GROUP SWITZERLAND, INC.                        Georgia
c/o KPMG Private
14 Chemin de Normandie
Geneva
SWITZERLAND

THE PROFIT RECOVERY GROUP UK, INC.                                 Georgia
Meridian House
202-204 Finchley Road
London, NW3 6BX
ENGLAND

                                                                   STATE OF
CREDIT PARTY / PRINCIPAL PLACE OF BUSINESS                         INCORPORATION
------------------------------------------                         -------------

THE PROFIT RECOVERY GROUP USA, INC. (1)                             Georgia

PRG INTERNATIONAL, INC. (1)                                         Georgia

PRG USA, INC. (1)                                                   Georgia

PRG, INC.(1)                                                        Georgia

PRGFS, INC. (2)                                                     Delaware

PRGLS, INC. (2)                                                     Delaware

PRGRS, INC. (2)                                                     Delaware

PRG Holding Company (France) No. 1, LLC (2)                         Delaware

PRG Holding Company (France) No. 2, LLC (2)                         Delaware


The Chief Executive Address for each of the above Credit Parties is:
         2300 Windy Ridge Parkway, Suite 100N
         Atlanta, Georgia  30339-8426

(1)      The Principal Place of Business for the Credit Party is:
         2300 Windy Ridge Parkway, Suite 100N
         Atlanta, Georgia  30339-8426

(2)      The Principal Place of Business for the Credit Party is:
         801 West Street, Second Floor
         Wilmington, Delaware  19801

                                  SCHEDULE 7.6

                                    INSURANCE

See attached Certificate of Liability Insurance

                                  SCHEDULE 8.1

                                  INDEBTEDNESS

Existing Credit Agreement dated July 29, 1998, as amended to date. The underlying Indebtedness will be repaid in full with loans from this Credit Agreement and the Existing Credit Agreement cancelled upon execution of this Credit Agreement.

Certain indebtedness of Howard Schultz & Associates to be assumed, per the acquisition agreement with Howard Schultz & Associates, as more particularly identified as follows:

                                                                     Approximate
                                                                      Principal
    Creditor/                                                          Amount
    Noteholder                       Purpose of Note                 Outstanding

 1. Bob Clay                         Consideration for HS&A       $1,353,000 (a)
                                     Franchise Re-acquired


 2. Jerry Brown                      Consideration for HS&A         $642,000 (a)
                                     Franchise Re-acquired


 3. Ed Jones                         Consideration for HS&A          $93,000 (a)
                                     Franchise Re-acquired


 4. Joe LaCombe                      Consideration for HS&A       $3,136,000 (a)
                                     Franchise Re-acquired


 5. Ron Turshinsky                   Consideration for HS&A       $4,332,000 (a)
                                     Franchise Re-acquired




 6. Dwan, Inc.                       Consideration for HS&A       $2,582,000 (a)
                                     Franchise Re-acquired


 7. Sharon W. Robinson               Consideration for HS&A       $2,291,000 (a)
    and William Earl Robinson        Franchise Re-acquired

 8. R.W. Grant Enterprises           Consideration for HS&A       $1,716,000 (a)
                                     Franchise Re-acquired


 9. JLM Charitable Remainder Trust   Consideration for HS&A       $1,156,000 (a)
                                     Franchise Re-acquired


10. Howard Schultz & Associates      Consideration for HS&A       $3,656,000 (a)
    of the Mid-Atlantic, Inc.        Franchise Re-acquired

11. HS&A Florida, Inc.               Consideration for HS&A       $1,647,000 (a)
                                     Franchise Re-acquired


12. Phoenix Audit                    Consideration for HS&A       $3,000,000 (b)
                                     Franchise Re-acquired


13. JASAMA, Inc.                     Consideration for HS&A       $1,200,000 (b)
                                     Franchise Re-acquired


14. Jordan R. Anast                  Purchase of                    $607,000 (a)
                                     Imaging Company
                                     Company

15. Daniel Van der Spiegal GmbH      Consideration for HS&A       $2,200,000 (b)
    and Leslie Van der Spiegal       Franchise to be
                                     Re-acquired in January
                                     2002

16. Peter George Bennett             Consideration for HS&A       $8,945,000 (b)
    and Eileen Margaret Bennett      Franchise Re-acquired


17. John David Holdstock             Consideration for HS&A       $3,556,000 (b)
    and Gillian Patricia Holdstock   Franchise Re-acquired


18. Howard Schultz                   Working Capital Loan      $8,000,000 (d)(e)

19. KBC Bank                         Bank Loan to Re-acquire        $560,000 (a)
                                     Certain European Franchises

                                                                 $50,672,000 (d)
                                                                ================


(a) - PRG shall re-pay this loan in full within 30 days of acquiring HS&A.
(b) - Unsecured, assumable loan which PRG intends to assume and service in accordance with its terms.
(c) - Intentionally Omitted
(d) - Note that amounts listed on this schedule are as of September 30, 2001. Howard Schultz has personally provided working capital to HS&A throughout 2001 and may have infused additional working capital into HS&A subsequent to September 30, 2001 to service the other obligations listed on this schedule. To the extent of such additional working capital infusion, if any, the listed obligations due to parties other than Howard Schultz would decrease in amount prior to closing and the listed amount due
(e) - PRG will re-pay this loan in full at the time it acquires HS&a


1431129